UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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SecureWorks Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

May 12, 2017

Dear fellow stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to SecureWorks Corp.’s 2017 Annual Meeting of Stockholders. The meeting will be held virtually on Thursday, June 22, 2017, at 1:00 p.m., Eastern Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/SCWX2017, where you will be able to listen to the meeting live, submit questions and vote online.

You will find information regarding the matters to be voted on in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. We are sending many of our stockholders a notice regarding the availability of this proxy statement, our Annual Report on Form 10-K for the fiscal year ended February 3, 2017 and other proxy materials via the Internet. This electronic process is convenient, helps reduce the environmental impact of our annual meeting and saves us significant postage and processing costs. A paper or electronic copy of these materials may be requested using one of the methods described in the accompanying proxy statement or the Notice of Internet Availability of Proxy Materials.

You may visit investors.secureworks.com to access various web-based reports, executive messages and timely information on our global business.

Whether or not you plan to attend the annual meeting, please vote by submitting your proxy or voting instructions for your shares of Class A common stock using one of the voting methods described in the accompanying proxy statement. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the virtual meeting and vote your shares at the virtual meeting if you wish to do so.

If you have questions about the annual meeting, require assistance in submitting your proxy or voting your shares or need additional copies of the accompanying proxy statement or the proxy card, please contact Investor Relations at (404) 639-9191 or investorrelations@secureworks.com.

If your bank, brokerage firm or other nominee holds your shares of Class A common stock, you also should contact your nominee for additional information.

Sincerely,

Michael S. Dell

Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of SecureWorks Corp.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of SecureWorks Corp., or SecureWorks, will be held virtually on Thursday, June 22, 2017, at 1:00 p.m., Eastern Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/SCWX2017, where you will be able to listen to the meeting live, submit questions and vote online. The meeting is being held for the following purposes:

1.	To elect to the Board of Directors the two nominees specified in the accompanying proxy statement to serve as Class I directors

2.	To ratify the appointment of PricewaterhouseCoopers LLP as SecureWorks’ independent registered public accounting firm for the fiscal year ending February 2, 2018

In addition, stockholders will consider and take action upon any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

The holders of record of SecureWorks’ outstanding Class A common stock and Class B common stock as of the close of business on April 24, 2017, which is the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting or at any adjournment or postponement thereof.

We encourage you to access the annual meeting before the start time of 1:00 p.m., Eastern Time, on June 22, 2017. Please allow ample time for online check-in, which will begin at 12:45 p.m., Eastern Time, on June 22, 2017.

Whether or not you plan to attend the annual meeting, your Board urges you to read the proxy statement and submit a proxy or voting instructions for your shares of Class A common stock over the Internet or by telephone, or complete, date, sign and return your proxy card in the pre-addressed, postage-paid envelope provided. We encourage you to vote via the Internet. Internet voting is convenient, helps reduce the environmental impact of our annual meeting and saves us significant postage and processing costs.

This Notice of 2017 Annual Meeting of Stockholders and the proxy statement are accompanied by SecureWorks’ Annual Report on Form 10-K for the fiscal year ended February 3, 2017.

If you have questions about the annual meeting, require assistance in submitting your proxy or voting your shares or need additional copies of the accompanying proxy statement or the proxy card, please contact Investor Relations at (404) 639-9191 or investorrelations@secureworks.com.

If a bank, brokerage firm or other nominee holds your shares of Class A common stock, you also should contact your nominee for additional information.

By Order of the Board of Directors

George B. Hanna

Secretary

May 12, 2017

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend SecureWorks’ 2017 Annual Meeting, please vote as soon as possible. Under stock exchange rules, if you hold your shares of Class A common stock in street name, your bank, brokerage firm or other nominee holding shares on your behalf will NOT be able to vote your shares on Proposal 1 (the election of directors) unless it receives specific instructions from you. We strongly encourage you to vote.

We encourage you to vote by Internet. It is convenient for you, helps reduce the environmental impact of our 2017 Annual Meeting and saves us significant postage and processing costs. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Proxy Materials and the Annual Meeting” beginning on page 3 of the accompanying proxy statement.

2017 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

SECUREWORKS CORP.

PROXY STATEMENT

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this proxy statement. For more complete information, we encourage you to review the entire proxy statement and SecureWorks’ Annual Report on Form 10-K for the fiscal year ended February 3, 2017, or Fiscal 2017.

The Notice of Internet Availability of Proxy Materials is first being distributed to stockholders on or about May 12, 2017. On or about May 16, 2017, we will begin mailing a full set of proxy materials to some of our stockholders. All references to “SecureWorks,” “we,” “us,” “our” and “Company” in this proxy statement refer to SecureWorks Corp.

Annual Meeting of Stockholders

• Date:	Thursday, June 22, 2017

• Time:	1:00 p.m., Eastern Time

• Record Date:	April 24, 2017

• Webcast:	The meeting can be accessed by visiting www.virtualshareholdermeeting.com/SCWX2017, where you will be able to listen to the meeting live, submit questions and vote online.

• Voting Methods:

Vote by Internet	Vote by Mobile Device	Vote by Telephone	Vote by Mail	Vote On Day of Meeting

Go to www.proxyvote.com and enter the 16 digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	Scan this QR code to vote with your mobile device. You will need the 16 digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	Call 1-800-690-6903 or the number on your proxy card or voting instruction form. You will need the 16 digit control number provided on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed, postage-paid envelope.	See the instructions above regarding attendance at the virtual annual meeting.

We encourage you to vote by Internet. Internet voting is convenient, helps reduce the environmental impact of our annual meeting and saves us significant postage and processing costs.

Meeting Agenda and Voting Recommendations

Agenda Item	Board Recommendation	Page
Election of the director nominees specified in this proxy statement	FOR EACH NOMINEE	11
Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2018	FOR	27

Director Nominees (Proposal 1)

The Board of Directors is asking you to vote “FOR” each of the director nominees listed below to serve as Class I directors. The holders of our Class A common stock and our Class B common stock will vote together as a single class on the election of directors. The holders of Class A common stock are entitled to one vote per share and the holder of Class B common stock is entitled to ten votes per share. We expect that Dell Technologies Inc., or Dell Technologies, the sole holder (through an indirect wholly-owned subsidiary) of our Class B common stock, representing 86.6% of our outstanding shares as of the record date for our 2017 Annual Meeting of Stockholders, will vote “FOR” each of the director nominees.

Each nominee currently serves as a member of the Board of Directors as a Class I director. In Fiscal 2017, each member of the Board of Directors attended at least 75% of the total number of the meetings of the Board of Directors and each applicable Board committee held during the period in which such member served as a director of SecureWorks or as a member of such committee. Set forth below is summary information about each director nominee.

Nominee and Principal Occupation	Age	Director Since	Director Class	Independent	Current Committee Membership
Michael R. Cote	56	2015	I
President and Chief Executive Officer of SecureWorks
Yagyensh C. (Buno) Pati Partner of Centerview Capital Technology	53	2016	I	✓	• Audit • Governance and Nominating

Independent Registered Public Accounting Firm (Proposal 2)

The Board of Directors is asking you to vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending February 2, 2018, or Fiscal 2018. All PwC fees incurred in connection with professional services rendered to SecureWorks during Fiscal 2017 and the fiscal year ended January 29, 2016, or Fiscal 2016, are summarized under “Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm.” We expect that Dell Technologies will vote “FOR” this proposal.

Stockholder Proposals for 2018 Annual Meeting of Stockholders

•	Deadline for stockholder proposals for inclusion in our 2018 proxy statement: January 12, 2018

•	Deadline for proposed business and nominations for director: February 22, 2018 – March 24, 2018

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting To Be Held on Thursday, June 22, 2017:

The accompanying notice of annual stockholder meeting,

proxy statement, form of proxy and SecureWorks’ Annual Report on Form 10-K for the fiscal year ended February 3, 2017 are available electronically on our website at investors.secureworks.com

and at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

The following summary briefly answers some questions you may have regarding these proxy materials and the annual meeting. This summary may not address all questions that could be important to you as a SecureWorks stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.

Q:	Why am I receiving these materials?

A:	You are receiving these proxy materials in connection with the solicitation of proxies for our Class A common stock on behalf of our Board of Directors for use at the 2017 Annual Meeting of Stockholders, which will take place on Thursday, June 22, 2017, at 1:00 p.m., Eastern Time. As a stockholder as of the close of business on April 24, 2017, which is the record date fixed by the Board of Directors, you are entitled, and are urged, to vote your shares on the proposals described in this proxy statement, and are invited to attend the annual meeting, which will be held online.

Q:	What information is contained in these materials?

A:	These materials include

•	our notice of the annual meeting;

•	our proxy statement for the annual meeting; and

•	our Annual Report on Form 10-K for Fiscal 2017, which includes our audited consolidated financial statements.

If you received a full set of printed versions of these materials by mail, these materials also should have included a proxy card or voting instruction form for your shares of Class A common stock.

The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of the Company’s executive officers and directors, and other required information.

Q:	Why might I have received a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A:	As permitted by the rules of the Securities and Exchange Commission, or the SEC, we are furnishing proxy materials to many of our stockholders via the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials, or Notice, by mail, you will not receive a paper or e-mail copy of the proxy materials unless you request one. To request a printed or e-mail copy of the proxy materials (free of charge), you should follow the instructions included in the Notice. The Notice also provides instructions on how to access the proxy materials online and how to vote via the Internet, by telephone or mail or online at the annual meeting.

Q:	Why did some stockholders not receive a Notice in the mail?

A:	Some SecureWorks stockholders, including stockholders who previously have requested to receive paper copies of the proxy materials, will receive paper copies of the proxy materials instead of a Notice.

In addition, stockholders who previously have elected delivery of proxy materials electronically will receive a Notice by e-mail. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.

Q:	How do I access the proxy materials or request a paper or electronic copy if I received a Notice?

A:	The Notice you received from SecureWorks or your bank, brokerage firm or other nominee provides instructions regarding how to view SecureWorks’ proxy materials for the annual meeting online. As explained in greater detail in the Notice, to view the proxy materials and submit your proxy or voting instructions, you will need to follow the instructions in your Notice and have available your 16-digit control number contained in your Notice. The proxy statement and SecureWorks’ Annual Report on Form 10-K for Fiscal 2017 are also available electronically on our website at investors.secureworks.com.

A paper or e-mail copy of the proxy materials may be requested (free of charge) using one of the methods described in the Notice.

Q:	What proposals will be voted on at the annual meeting?

A:	Stockholders will vote on two proposals at the annual meeting:

•	Proposal 1 – To elect to the Board of Directors the two nominees specified in this proxy statement as Class I directors, each for a three-year term expiring at the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

•	Proposal 2 – To ratify the appointment of PwC as SecureWorks’ independent registered public accounting firm for Fiscal 2018.

Q:	How does the Board of Directors recommend that I vote on these proposals?

A:	The Board of Directors recommends that you vote your shares:

•	“FOR” the election of each of the Board’s director nominees, as described in Proposal 1.

•	“FOR” the ratification of the appointment of PwC as SecureWorks’ independent registered public accounting firm for Fiscal 2018, as described in Proposal 2.

Q:	Who is entitled to vote at the annual meeting?

A:	Holders of record of our Class A common stock and our Class B common stock as of the close of business on April 24, 2017, which is the record date fixed by the Board of Directors, are entitled to vote their shares at the annual meeting.

A complete list of stockholders entitled to vote at the annual meeting will be available for inspection by any stockholder for any purpose germane to the annual meeting for at least ten days before the annual meeting during ordinary business hours at our headquarters located at One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328. In addition, the list will be available to any stockholder for examination online during the annual meeting. To access the list during the annual meeting, please visit www.virtualshareholdermeeting.com/SCWX2017 and enter the 16-digit control number provided on your proxy card, voting instruction form or Notice.

Q:	What constitutes a quorum for the annual meeting?

A:	To conduct any business at the annual meeting, a quorum must be present in person or represented by valid proxies. The holders of shares of our common stock representing a majority in voting power of the shares of our common stock outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

Q:	How many shares may be voted at the annual meeting?

A:	SecureWorks has issued and outstanding shares of two classes of its authorized common stock consisting of Class A common stock and Class B common stock. As of the record date for the annual meeting, 80,850,137 shares of common stock were outstanding and entitled to vote, of which 10,850,137 shares are shares of Class A common stock and 70,000,000 shares are shares of Class B common stock.

Our Class A common stock is listed on the NASDAQ Global Select Market of the NASDAQ Stock Market, or NASDAQ, and is registered under Section 12 of the Securities Exchange Act of 1934, or the Exchange Act. Our Class B common stock is not listed on any securities exchange or registered under the Exchange Act.

Q:	What shares may I vote and what are the voting rights of the holders of SecureWorks’ common stock?

A:	You may vote all of the shares of SecureWorks common stock owned by you as of the close of business on the record date. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share. Stockholders are not entitled to cumulate their votes in the election of directors.

Q:	What is the difference between a “stockholder of record” and a “beneficial owner”?

A:	Whether you are a “stockholder of record” or a “beneficial owner” with respect to your shares of SecureWorks common stock depends on how you hold your shares:

•	Stockholder of Record: If you hold shares directly in your name on records maintained by SecureWorks’ transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record” with respect to those shares, the proxy materials or Notice have been sent directly to you by SecureWorks, and you may vote those shares in the manner described in this proxy statement.

•	Beneficial Owner: If your shares of Class A common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your nominee along with a voting instruction form. You may use the voting instruction form to direct your nominee on how to vote your shares, using one of the methods described on the voting instruction form.

Q:	May I attend the annual meeting? What do I need in order to attend the meeting?

A:	The annual meeting will be conducted completely online via the Internet. Stockholders may attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/SCWX2017. To access the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompany your proxy materials.

We encourage you to access the annual meeting before the start time of 1:00 p.m., Eastern Time, on June 22, 2017. Please allow ample time for online check-in, which will begin at 12:45 p.m., Eastern Time, on June 22, 2017.

Q:	Why is the annual meeting a virtual, online meeting?

A:	By conducting our annual meeting solely online via the Internet, we eliminate many of the costs associated with a physical meeting. In addition, we anticipate that a virtual meeting will provide greater accessibility for stockholders, encourage stockholder participation from around the world, and improve our ability to communicate more effectively with our stockholders during the meeting.

Q:	How may I vote my shares at the virtual annual meeting?

A:	If you hold shares of SecureWorks common stock as the stockholder of record or in street name as a beneficial owner, you have the right to vote those shares at the virtual annual meeting. If you choose to do so, please follow the instructions at www.virtualshareholdermeeting.com/SCWX2017 in order to vote or submit questions during the meeting.

Even if you plan to attend the virtual annual meeting, you should submit a proxy card or voting instruction form for your shares of Class A common stock in advance as described in the answer to the question immediately below so that your vote will be counted if you later decide not to attend the virtual annual meeting.

Q:	How may I vote my shares without attending the annual meeting?

A:	Even if you plan to attend the virtual annual meeting, you should submit a proxy card or voting instruction form in advance of the meeting. All Class A common stockholders as of the record date may submit a proxy in advance. Beneficial owners holding shares of Class A common stock through a bank, brokerage firm or other nominee will be able to submit a voting instruction form. Please refer to the applicable method or methods below:

•	For stockholders who received a Notice by mail: You may access the proxy materials and voting instructions over the Internet via the web address provided in the Notice. To access the materials and to vote, you will need the 16-digit control number provided on the Notice you received in the mail. You may vote by following the instructions on the Notice or on the proxy voting website.

•	For stockholders who received the proxy materials by e-mail: You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. To vote, you will need the 16-digit control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the proxy voting website.

•	For stockholders who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the 16-digit control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed, postage-paid envelope.

Q:	What is the deadline for voting my shares if I do not vote at the annual meeting?

A:	If you are a stockholder of record and do not vote at the virtual annual meeting, you may vote by Internet or by telephone until 11:59 p.m., Eastern Time on Wednesday, June 21, 2017.

If you are a beneficial owner of shares of Class A common stock held through a bank, brokerage firm or other nominee, please follow the voting instructions provided by your nominee.

Q:	May I revoke my proxy or change my vote after I have voted?

A:	Yes. Stockholders generally have the right to revoke their proxy at any time before it is voted at the annual meeting subject to the voting deadlines described in the answer to the immediately preceding question. Your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the meeting or file a written notice with the Secretary of SecureWorks requesting that your prior proxy be revoked, as described below.

•	Stockholders of Record: If you are a stockholder of record, you may revoke a proxy and/or change your vote before the completion of voting at the annual meeting by:

•	signing another proxy card with a later date and delivering it to an officer of the Company before the annual meeting;

•	voting again over the Internet or by telephone before 11:59 p.m., Eastern Time, on June 21, 2017;

•	voting online at the annual meeting; or

•	providing written notice of your revocation to SecureWorks’ Corporate Secretary at SecureWorks Corp., One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328, Attn: Corporate Secretary.

Stockholders of record may change their proxy by using any one of these methods regardless of the method they previously used to submit their proxy. Only the latest dated proxy card you submit will be counted.

•	Beneficial Owners: If you are a beneficial owner of shares of Class A common stock held through a bank, brokerage firm or other nominee, you may submit new voting instructions by:

•	submitting new voting instructions in the manner stated in the instructions provided by your nominee; or

•	voting your shares online at the annual meeting.

Q:	How do I elect to receive future proxy materials electronically?

A:	If you received a paper copy of the proxy materials or the Notice, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form or at www.proxyvote.com. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?

A:	If your shares of Class A common stock are held in more than one account, you will receive a proxy card or voting instruction form for each account. To ensure that all of your shares are voted, please follow the instructions you receive for each account to submit a proxy or voting instructions over the Internet or by telephone, or by completing, dating, signing and returning your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided.

Whether or not you plan to attend the annual meeting, you are strongly urged to submit your proxy or voting instructions over the Internet or by telephone, or by completing, dating, signing and returning your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided. Only the latest dated proxy card you submit will be counted.

Q:	How will my shares be voted if I submit my proxy card or voting instruction form but do not provide specific voting instructions in the proxy card or voting instruction form I submit?

A:	The effect of submitting a proxy or voting instruction form without providing specific voting instructions depends on how you hold your shares.

•	Stockholders of Record: If you sign and submit a proxy card to SecureWorks but do not indicate any voting instructions, your shares will be voted as follows

•	“FOR” the election of each director nominee specified under Proposal 1

•	“FOR” Proposal 2 (ratification of independent registered public accounting firm)

If any other business properly comes before the stockholders for a vote at the meeting, or any adjournment or postponement of the meeting, your shares will be voted according to the discretion of the persons named as proxy holders or the persons designated by them.

•	Beneficial Owners: A bank, brokerage firm or other nominee that holds shares of Class A common stock for a beneficial owner will be entitled to vote those shares without instructions from the beneficial owner on matters that are considered to be “routine” in nature. The ratification of the appointment of PwC as SecureWorks’ independent registered public accounting firm for Fiscal 2018 in Proposal 2 is the only proposal to be acted on at the annual meeting that would be considered “routine.” Unless instructed by the beneficial owner on how to vote, a bank, brokerage firm or other nominee is not entitled to vote the shares it holds for a beneficial owner on any proposals that are considered “non-routine,” which for the annual meeting is Proposal 1 on the election of directors.

Consequently, if you hold your shares of SecureWorks common stock through a bank, brokerage firm or other nominee and do not submit any voting instructions to your nominee, your nominee (1) may not exercise its discretion to vote your shares on Proposal 1 (election of directors), but (2) may exercise its discretion to vote your shares on Proposal 2 (ratification of independent registered public accounting firm). If your shares are voted as directed by your bank, brokerage firm or other nominee on the routine proposal, Proposal 2, your shares will constitute “broker non-votes” on the non-routine proposal, Proposal 1, and will not affect the outcome of Proposal 1 (see below for a further discussion of broker non-votes). If you are a beneficial owner and want your vote to count on Proposal 1, the election of directors, it is critical that you instruct your bank, brokerage firm or other nominee how to vote your shares.

Q:	What vote is required to approve each of the proposals?

A:	The voting requirements for approval of the proposals at the annual meeting, assuming a quorum is present or represented at the meeting, are as follows:

Proposal	Vote required	Broker discretionary voting allowed?
Proposal 1: Election of directors	Plurality of votes cast with respect to shares present and entitled to vote on the election of directors	No

Proposal 2: Ratification of appointment of independent registered public accounting firm	Affirmative vote of holders of shares representing a majority in voting power of shares present and entitled to vote on the proposal	Yes

Q:	What effect do abstentions and broker non-votes have on the proposals?

A:	If your shares are counted as either a broker non-vote or an abstention, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present.

In regard to the effect of each on the outcome of each proposal:

•	Abstentions: Abstentions will have no effect on the outcome of Proposal 1 (election of directors). Abstentions will have the same effect as a vote against Proposal 2 (ratification of independent registered public accounting firm).

•

Broker non-votes: Broker non-votes will have no effect on the outcome of Proposal 1. A “broker non-vote” occurs when (1) the beneficial owner of shares held through a bank, brokerage firm or other nominee in “street name” does not give the nominee specific voting instructions on the matter, (2) one of the proposals being voted on is a matter that is considered “non-routine” in nature and (3) there is at least one “routine” proposal being voted on at the same meeting. If you are a beneficial owner of Class A common stock and do not submit any voting instructions to your bank, brokerage firm or other nominee, your nominee may exercise its discretion to vote your shares on Proposal 2, because that proposal is considered “routine.” However, a nominee is not entitled to vote the shares it holds for a beneficial owner on any “non-routine” proposals. Therefore, if you do not provide specific voting instructions to your nominee, and if your shares are voted as directed by your nominee on Proposal 2, your shares will constitute broker non-votes with respect to Proposal 1, because it is a non-routine proposal.

Q:	How will the voting power of the Class B common stock held by our principal stockholder affect the approval of the proposals being voted on at the annual meeting?

A:	The holders of our Class A common stock are entitled to one vote per share and the holder of our Class B common stock is entitled to ten votes per share on all matters to be voted on at the annual meeting. The holders of our Class A common stock and Class B common stock will vote together as a single class on both proposals described in this proxy statement.

As of the record date for the annual meeting, Dell Technologies, our ultimate parent company and controlling stockholder, holds (through an indirect wholly-owned subsidiary) all of the outstanding Class B common stock, representing approximately 86.6% of the outstanding shares of our common stock, or approximately 98.5% of the total voting power of the outstanding shares of our common stock, as of the record date for the annual meeting.

By reason of its ownership of our Class B common stock representing a majority of the aggregate votes entitled to be cast by the holders of the Class A common stock and the Class B common stock, voting together as a single class, Dell Technologies has the ability to elect both director nominees and to approve the ratification of the appointment of PwC as SecureWorks’ independent registered public accounting firm for Fiscal 2018. We expect that Dell Technologies will vote for Proposal 1 and for Proposal 2.

Q:	What happens if additional matters are presented at the annual meeting?

A:	If you grant a proxy by means of the proxy card or over the Internet or by telephone, the persons named as proxy holders, or the persons designated by them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. Other than matters and proposals described in this proxy statement, as of the date of this proxy statement, the Company has not received valid notice of any other business to be acted upon at the annual meeting.

Q:	Who will count the votes?

A:	Broadridge Financial Solutions, Inc. will tabulate and certify the votes as the inspector of election for the annual meeting.

Q:	Where can I find the voting results of the annual meeting?

A:	SecureWorks will report the voting results by filing a current report on Form 8-K within four business days following the date of the annual meeting. If the final voting results are not known when SecureWorks files its report, it will amend the initial report within four business days after the final voting results become known in order to disclose those results.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	SecureWorks will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone, by facsimile, by electronic means or by advertisements by directors, executive officers and other employees of SecureWorks or its subsidiaries, without additional compensation. SecureWorks will reimburse banks, brokerage firms and other nominees for their reasonable expenses to forward proxy materials to beneficial owners.

Q:	Are copies of the proxy materials for the annual meeting and SecureWorks’ Annual Report on Form 10-K available electronically?

A:	Yes. Copies of the proxy materials for the annual meeting and SecureWorks’ Annual Report on Form 10-K for Fiscal 2017 are available without exhibits at investors.secureworks.com, and with exhibits at the website maintained by the SEC at www.sec.gov.

Q:	How may I propose matters for inclusion in SecureWorks’ proxy materials for the 2018 Annual Meeting of Stockholders or for consideration at the 2018 Annual Meeting of Stockholders, and what are the deadlines?

A:	For information on how to propose matters for inclusion in SecureWorks’ proxy materials for the 2018 Annual Meeting of Stockholders or for consideration at the 2018 Annual Meeting of Stockholders, and for the specification of applicable deadlines, see “Additional Information – Stockholder Proposals for Next Year’s Annual Meeting.”

Q:	What are the implications of SecureWorks being an “emerging growth company”?

A:	We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on certain provisions of the JOBS Act that contain exceptions to and exemptions from disclosure and other requirements that otherwise are applicable to companies that file periodic reports with the SEC. Among other provisions, the JOBS Act permits us to include reduced disclosure regarding executive compensation in this proxy statement and our other SEC filings and provides an exemption from the requirement to hold a non-binding, advisory vote on executive compensation and stockholder approval of any golden parachute arrangements not previously approved. We will remain an emerging growth company until:

•	the first to occur of the last day of the fiscal year (1) which follows the fifth anniversary of the completion of our initial public offering, or our fiscal year ending February 3, 2023, (2) in which we have total annual gross revenue of at least $1 billion or (3) in which the market value of our capital stock held by non-affiliates was $700 million or more as of the last business day of the preceding second fiscal quarter; or

•	if it occurs before any of the foregoing dates, the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

Q:	What is the address of SecureWorks’ principal executive offices?

A:	The mailing address of SecureWorks’ principal executive offices is One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328.

Q:	What is “householding” and how does it affect me?

A:	For information on “householding” of proxy materials and how it may affect you, including how to obtain a separate set of voting materials, see “Additional Information – Stockholders Sharing the Same Last Name and Address.”

Q:	Who can help answer my other questions or help me if I need other assistance?

A:	If you have questions about the annual meeting, require assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the proxy card, please contact Investor Relations at (404) 639-9191 or investorrelations@secureworks.com.

If you bank, brokerage firm or other nominee holds your shares of Class A common stock, you also should contact your nominee for additional information.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors is currently composed of eight members. Under our Restated Certificate of Incorporation, which we refer to as the SecureWorks Certificate, our Board of Directors may consist of a maximum of 15 directors. The number of authorized directors from time to time will be determined by our Board of Directors.

Director Classes

The Board of Directors is divided into the following three classes that serve staggered three-year terms:

•	Class I directors, whose term will expire at this 2017 Annual Meeting of stockholders;

•	Class II directors, whose term will expire at the 2018 Annual Meeting of stockholders; and

•	Class III directors, whose term will expire at the 2019 Annual Meeting of stockholders.

The Board of Directors is currently composed of the following directors:

•	Michael R. Cote and Yagyensh C. (Buno) Pati serve as Class I directors;

•	Pamela Daley, Egon Durban and James M. Whitehurst serve as Class II directors; and

•	Michael S. Dell, Mark J. Hawkins and William R. McDermott serve as Class III directors.

Directors of each class will hold office until the annual meeting for the year in which their term expires and until their successors are elected and qualified, subject, however, to the prior death, resignation, retirement, disqualification or removal of a director from office. The number of directors in each class may be changed only by resolution of a majority of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so as to ensure that the classes are as nearly equal in number as the then-authorized number of directors permits. The directors to be elected at this annual meeting will serve a three-year term until the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified.

Upon the recommendation of the Governance and Nominating Committee, whose members consist exclusively of independent directors, the Board has nominated Mr. Cote and Mr. Pati for election to the Board as Class I directors. Each nominee is currently serving as a Class I director. Each of the director nominees has consented to serve as a nominee, to serve as a director if elected, and to be named as a nominee in this proxy statement. In the event either of these nominees is unavailable for election or unable to serve upon election, the individuals named as proxy holders or the persons designated by them will vote the shares of Class A common stock for which they have received validly executed proxies for any substitute nominee proposed by the Board of Directors (unless the Board of Directors chooses to reduce the number of directors on the Board in accordance with the SecureWorks Certificate).

Biographical and qualification information about each of the nominees is included under “– Directors Standing for Election.” The Board’s recommendation of its director nominees is based on its carefully considered judgment that the qualifications and experience of the nominees, particularly in areas relevant to SecureWorks’ strategy and operations, make them suitable candidates to serve on the Board.

Director Qualifications and Information

Director Qualifications – The Board of Directors believes that individuals who serve on the Board should have demonstrated notable or significant achievements in business, education or public service; should possess the requisite intelligence, education, experience and judgment to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest standards of ethics and integrity, a strong sense of professionalism and intense dedication to serving the interests of SecureWorks’ stockholders. The following are qualifications, experience and skills for Board members which are important to SecureWorks’ business and its future:

•	Leadership Experience – SecureWorks seeks directors who demonstrate extraordinary leadership qualities. Strong leaders bring vision, strategic agility, diverse and global perspectives and broad business insight to the Company. They demonstrate practical management experience, skills for managing change and deep knowledge of industries, geographies and risk management strategies relevant to the Company. They have experience in identifying and developing SecureWorks’ current and future leaders.

•	Industry Experience – SecureWorks also seeks directors who have relevant industry experience. SecureWorks values experience in SecureWorks’ high priority areas, including new or expanding services and solutions, customer segments or geographies, organic and inorganic growth strategies and existing and new technologies; deep or unique understanding of SecureWorks’ business environments; and experience with, exposure to, or reputation among a broad subset of SecureWorks’ customer base.

•	Financial Experience – SecureWorks believes that all directors should possess an understanding of finance and related reporting processes. SecureWorks also seeks directors who qualify as an “audit committee financial expert,” as defined in the SEC’s rules, for service on the Audit Committee.

•	International Experience – SecureWorks seeks directors with a global mindset and experience in emerging markets to help guide the Company’s growth. In addition, we seek directors with operational experience to understand the competitive dynamics of our business strategy and execution and key business processes.

•	Diversity of Background – Although the Board of Directors has not established any formal diversity policy to be used to identify director nominees, it recognizes that a current strength of the Board stems from the diversity of perspective and understanding that arises from discussions involving individuals of diverse backgrounds and experience. When assessing a candidate’s background and experience, the Governance and Nominating Committee takes into consideration a broad range of relevant factors, including a candidate’s gender and ethnic and geographic backgrounds.

Director Matrix – The Governance and Nominating Committee selects, evaluates and recommends to the full Board of Directors qualified candidates for election or appointment to the Board. The following matrix outlines specific qualifications through which SecureWorks’ directors bring to the Board a diversity of experience, background and international perspective and allows the committee to identify areas of expertise and experience that may benefit the Board of Directors in the future as well as gaps in those areas that may arise as directors retire. The matrix below shows how the current directors (including the nominees for election at this annual meeting) contribute the various skills, experiences and perspectives that the Board of Directors and the Governance and Nominating Committee consider important.

	Leadership			Financial		International	Diversity
Name	Security Industry	Chief Executive Officer Experience	Financial Literacy	Audit Committee Financial Expert	Chief Financial Officer Experience	Global Mindset, Emerging Markets, Operational Experience	Gender	Ethnicity
Michael R. Cote	X	X	X		X	X
Pamela Daley			X			X	X
Michael S. Dell	X	X	X			X
Egon Durban	X		X			X
Mark J. Hawkins			X	X	X	X
William R. McDermott		X	X			X
Yagyensh C. (Buno) Pati		X	X			X		X
James M. Whitehurst		X	X			X

The Board of Directors unanimously recommends a vote “FOR” each of the Board’s nominees for director as listed below and on the enclosed proxy card.

Set forth below is biographical information, as of May 1, 2017, about the persons whom the Board of Directors has nominated for election at the annual meeting and the continuing directors and the qualifications, experience and skills the Board considered in determining that each such person should serve as a director:

Directors Standing for Election

Michael R. Cote Class I Director Term expires: 2017 Annual Meeting Age: 56 Director since May 2015

Mr. Cote has served as our President and Chief Executive Officer since May 2015. He served as our General Manager and as Vice President of Dell Inc. from our acquisition by Dell Inc. in February 2011 until May 2015. Before our acquisition by Dell Inc., Mr. Cote had served as our Chairman, President and Chief Executive Officer since February 2002. From January 2000 to January 2002, Mr. Cote was Chief Financial Officer of Talus Solutions, Inc., a pricing and revenue management software firm acquired in December 2000 by Manugistics Group, Inc., a public supply chain management software company. From February 1997 until September 1999, Mr. Cote served as Chief Operating Officer and Chief Financial Officer of MSI Solutions Inc., a web application development and systems integration company that was acquired in September 1999 by Eclipsys Corporation, a public healthcare software company. From April 1993 to January 1997, Mr. Cote served as the Chief Financial Officer of Medaphis Corporation, or Medaphis (subsequently acquired by Per-Se Technologies, Inc.), a provider of financial and administrative healthcare solutions, where he managed 36 acquisitions and four equity offerings. He served as the Controller of Medaphis from March 1992 until April 1993. Before March 1992, Mr. Cote held various positions at KPMG LLP, an independent registered public accounting firm.

Director Qualifications

•    Leadership Experience – Principal executive officer of SecureWorks since 2002

•    Finance Experience – Broad finance experience as former chief financial officer of multiple companies in the information technology, or IT, industry

Yagyensh C. (Buno) Pati Class I Director Term expires: 2017 Annual Meeting Age: 53 Director since September 2016 Board Committees: • Audit • Governance and Nominating

Mr. Pati has been a Partner of Centerview Capital Technology, or Centerview, a private investment firm, since May 2016. At Centerview, Mr. Pati’s investment focus is on cybersecurity and data and analytics. Before assuming his partnership, Mr. Pati served as Advisor to Centerview from June 2014. He has served as Chairman of the Board of Infoworks.io, an enterprise software company, since August 2014. Before his association with Centerview, Mr. Pati founded Numerical Technologies, Inc., a company that redefined how integrated circuits are designed and manufactured, and served as the company’s Chief Executive Officer from October 1995 to August 2002 and as Chairman from August 2002 to March 2003, when the company was acquired by Synopsys, Inc. He helped launch Nexus Venture Partners, a pioneer in Indian venture capital, and has served as Advisor to that firm since January 2012. Mr. Pati also founded Sezmi Corporation, a company that develops and markets video services offerings for telecommunications services providers, and served as Chief Executive Officer and a director of the company from June 2006 to December 2011.

Director Qualifications

•    Leadership Experience – Founder and CEO of two technology companies; experience as chairman or advisor to several other companies

•    Industry Experience – Extensive knowledge of hardware and software technologies; specialization in technology investment in cybersecurity and data and analytics sectors

Continuing Directors
Pamela Daley Class II Director Term expires: 2018 Annual Meeting Age: 64 Director since April 2016 Board Committees: • Audit • Governance and Nominating

Before her retirement in January 2014 from General Electric Company, or GE, one of the world’s largest infrastructure and financial services companies, Ms. Daley served with GE in a number of roles, including Senior Vice President and Senior Advisor to the Chairman from April 2013 to January 2014, Senior Vice President of Corporate Business Development from August 2004 to March 2013 and Vice President and Senior Counsel for Transactions from 1991 to July 2004. As Senior Vice President for Corporate Business Development, Ms. Daley was responsible for GE’s merger, acquisition and divestiture activities worldwide. Before she joined GE in 1989 as Tax Counsel, Ms. Daley was a partner at Morgan, Lewis & Bockius, an international law firm, where she specialized in domestic and cross-border tax-oriented financings and commercial transactions. Ms. Daley also serves as a director of BlackRock, Inc., a global asset management company, and Patheon N.V., a global pharmaceutical contract development and manufacturing organization. She was a director of BG Group plc, an international gas and oil company traded on the London Stock Exchange, until BG Group was acquired by Royal Dutch Shell plc in February 2016.

Director Qualifications

•    Leadership Experience – Over 20 years of service as an executive with GE

•    Strategic and Transactional Experience – Over 35 years of experience in leadership development, international operations, transactions, business development and global strategy

Michael S. Dell Class III Director Term expires: 2019 Annual Meeting Age: 52 Director since December 2015

Mr. Dell has served as a director and our non-executive Chairman of the Board since December 11, 2015. Mr. Dell serves as Chairman of the Board and Chief Executive Officer of Dell Technologies. Mr. Dell has held the title of Chairman of the Board of Dell Inc., a wholly owned subsidiary of Dell Technologies from the time of the closing of Dell Inc.’s going-private transaction in October 2013, since he founded Dell Inc. in 1984. Mr. Dell also served as Chief Executive Officer of Dell Inc. from 1984 until July 2004 and resumed that role in January 2007. In 1998, Mr. Dell formed MSD Capital, L.P. for the purpose of managing his and his family’s investments, and, in 1999, he and his wife established the Michael & Susan Dell Foundation to provide philanthropic support to a variety of global causes. He is an honorary member of the Foundation Board of the World Economic Forum and is an executive committee member of the International Business Council. He serves as a member of the Technology CEO Council and is a member of the U.S. Business Council and the Business Roundtable. He also serves on the governing board of the Indian School of Business in Hyderabad, India, and is a board member of Catalyst, Inc., a non-profit organization that promotes inclusive workplaces for women. In June 2014, Mr. Dell was named the United Nations Foundation’s first Global Advocate for Entrepreneurship. Mr. Dell is also Chairman of the Board of VMware, Inc., a cloud infrastructure and digital workspace technology company, or VMware. VMware is a majority-owned subsidiary of Dell Technologies. See “– Settlement of SEC Proceeding with Mr. Dell” below for information about legal proceedings to which Mr. Dell has been a party.

Director Qualifications

•    Leadership Experience – Founder of Dell Inc. and Chairman of the Board and CEO of Dell Technologies

•    Industry Experience – Deep knowledge of new and existing technologies and the IT industry

Egon Durban Class II Director Term expires: 2018 Annual Meeting Age: 43 Director since December 2015

Mr. Durban has been a member of the boards of directors of Dell Technologies and Dell Inc. since the closing of Dell Inc.’s going-private transaction in October 2013. Mr. Durban is a Managing Partner and Managing Director of Silver Lake Partners, or Silver Lake, a global private equity firm. Mr. Durban joined Silver Lake in 1999 as a founding principal and is based in the firm’s Menlo Park office. He has previously worked in the firm’s New York office, as well as the London office, which he launched and managed from 2005 to 2010. Mr. Durban is Chairman of the board of WME | IMG and serves on the boards of directors of Motorola Solutions, Inc., Pivotal Software, Inc., SecureWorks Corp., UFC and VMware, Inc. Pivotal Software, Inc. is a majority-owned subsidiary of Dell Technologies. Previously, Mr. Durban served on the board of directors and was the chairman of the operating committee of Skype Global S.à r.l., served on the supervisory board and operating committee of NXP B.V., a manufacturer of semiconductor chips, and served on the boards of directors of Intelsat S.A., a communications services provider, and MultiPlan Inc., a provider of healthcare cost management solutions. Mr. Durban currently serves on the board of directors of Tipping Point, a poverty-fighting organization that identifies and funds leading non-profit programs in the Bay Area to assist individuals and families in need. Before joining Silver Lake, Mr. Durban worked in Morgan Stanley’s investment banking division.

Director Qualifications

•    Leadership Experience – Extensive knowledge and years of experience in global strategic leadership and management of multiple companies

•    Industry and Finance Experience – Strong experience in technology and finance; current service as a director of Dell Technologies

Mark J. Hawkins Class III Director Term expires: 2019 Annual Meeting Age: 58 Director since April 2016 Board Committees: • Audit (Chair) • Compensation

Mr. Hawkins is currently the Chief Financial Officer and Executive Vice President of Salesforce.com, Inc., a provider of enterprise cloud computing solutions with a focus on customer relationship management. He has served in that role since August 2014. Mr. Hawkins previously served as Chief Financial Officer, Executive Vice President and Principal Financial Officer of Autodesk, Inc., a provider of three-dimensional design, engineering and entertainment software, from April 2009 to July 2014. From April 2006 to April 2009, Mr. Hawkins served as Chief Financial Officer and Senior Vice President of Finance & Information Technology at Logitech International S.A., a global provider of personal computer and tablets accessories. From January 2000 to March 2006, Mr. Hawkins served as Vice President of Finance for Dell Inc.’s Worldwide Procurement and Logistics organization, as well as Vice President of Finance for Dell Inc.’s U.S. Home Segment. Before joining Dell Inc., Mr. Hawkins spent nearly 19 years at Hewlett-Packard Company, a global IT company, where he held a variety of finance and business management roles. Mr. Hawkins serves as a director of Plex Systems, Inc., a leader in cloud-based enterprise resource planning for manufacturers, and formerly served as a director of BMC Software, a technology and digital enterprise management company, from May 2010 to September 2013.

Director Qualifications

•    Finance Experience – More than 30 years of experience with leading finance organizations at global software and technology companies

•    Leadership and Industry Experience – Experience and expertise in IT and global operations

William R. McDermott Class III Director Term expires: 2019 Annual Meeting Age: 55 Director since April 2016 Board Committees: • Compensation • Governance and Nominating (Chair)

Mr. McDermott has served as Chief Executive Officer of SAP SE (formerly SAP AG), or SAP, a business software company that provides collaborative business solutions to companies of all sizes, since May 2014 and as Executive Board Member of SAP since 2008. He served as Co-Chief Executive Officer of SAP from February 2010 to May 2014 and, before his service in that position, as President of Global Field Operations and Chief Executive Officer of SAP Americas & Asia Pacific Japan. Before joining SAP in 2002, Mr. McDermott served as Executive Vice President of Worldwide Sales & Operations at Siebel Systems, an e-business software company, and as President of Gartner, Inc., an IT research and advisory firm. He spent 17 years at Xerox Corporation in various senior management positions, including President of the U.S. Major Account Organization and Senior Vice President/General Manager of Xerox Business Systems. Mr. McDermott serves as a director of Under Armour, Inc., a performance apparel company dedicated to technologically advanced products, and ANSYS, Inc., a provider of engineering and simulation software and technologies. Mr. McDermott served on the board of directors of PAETEC Holding Corp., a competitive broadband communications company, from February 2007 until its acquisition by Windstream Corporation in November 2011.

Director Qualifications

•    Leadership Experience – Extensive experience permitting contribution of significant leadership, finance, international and operational expertise and insight

•    Industry Experience – Experience serving in top positions with large leading global software and technology companies for more than 20 years

James M. Whitehurst Class II Director Term expires: 2018 Annual Meeting Age: 49 Director since April 2016 Board Committees: • Compensation (Chair)

Mr. Whitehurst is currently the President and Chief Executive Officer of Red Hat, Inc., or Red Hat, a provider of open source enterprise IT software solutions and services, a position he has held since January 2008. Mr. Whitehurst previously served as Chief Operating Officer for Delta Air Lines, or Delta, from July 2005 to August 2007, and as Chief Network and Planning Officer of Delta from May 2004 to July 2005. From 2002 to 2004, Mr. Whitehurst served as Senior Vice President, Finance, Treasury & Business Development for Delta. Before joining Delta, Mr. Whitehurst held multiple positions at the Boston Consulting Group, a global management consulting firm. Mr. Whitehurst serves as a director of Red Hat and United Continental Holdings, Inc. (United Airlines), a major American air carrier. He formerly served as a director of DigitalGlobe, Inc., a builder and operator of satellites for digital imaging.

Director Qualifications

•    Leadership Experience – Executive management experience within diverse business environments, including as chief executive officer of Red Hat and as chief operating officer for Delta

•    Strategic and Financial Experience – Ability to provide valuable strategic advice and offer financial, managerial and international expertise to the Board of Directors

Settlement of SEC Proceeding with Mr. Dell – On October 13, 2010, a federal district court approved settlements by Dell Inc. and Mr. Dell with the SEC resolving an SEC investigation into Dell Inc.’s disclosures and alleged omissions before fiscal year 2008 regarding certain aspects of its commercial relationship with Intel Corporation and into separate accounting and financial reporting matters. Dell Inc. and Mr. Dell entered into the settlements without admitting or denying the allegations in the SEC’s complaint, as is consistent with common SEC practice. The SEC’s allegations with respect to Mr. Dell and his settlement were limited to the alleged failure to provide adequate disclosures with respect to Dell Inc.’s commercial relationship with Intel Corporation before fiscal year 2008. Mr. Dell’s settlement did not involve any of the separate accounting fraud charges settled by Dell Inc. and others. Moreover, Mr. Dell’s settlement was limited to claims in which only negligence, and not fraudulent intent, is required to establish liability, as well as secondary liability claims for other non-fraud charges. Under his settlement, Mr. Dell consented to a permanent injunction against future violations of these negligence-based provisions and other non-fraud based provisions related to periodic reporting. Specifically, Mr. Dell consented to be enjoined from violating Sections 17(a)(2) and (3) of the Securities Act of 1933 and Rule 13a-14 under the Exchange Act, and from aiding and abetting violations of Section 13(a) of the Exchange Act and Rules 12b-20, 13a-1 and 13a-13 under the Exchange Act. In addition, Mr. Dell agreed to pay a civil monetary penalty of $4 million, which has been paid in full. The settlement did not include any restrictions on Mr. Dell’s continued service as an officer or director of Dell Inc.

Corporate Governance

Corporate Governance Principles – The Board of Directors is committed to the achievement of business success and the enhancement of long-term stockholder value with the highest standards of ethics. The Board of Directors maintains SecureWorks’ Corporate Governance Principles to provide an effective corporate governance framework for the Company, intending to reflect a set of core values that provide the foundation for SecureWorks’ governance and management systems and SecureWorks’ interactions with others. A copy of those principles can be found on the Company’s website at investors.secureworks.com in the Governance section under Documents & Charters.

Controlled Company Status – The Class A common stock is listed on the NASDAQ Global Select Market. Accordingly, SecureWorks is subject to governance requirements under the NASDAQ rules.

SecureWorks is a “controlled company” under the NASDAQ rules. As a result, it qualifies for an exemption from, and is entitled to elect not to comply with, certain corporate governance requirements under the NASDAQ rules, including the requirements that within one year of the date of the listing of our Class A common stock on NASDAQ, SecureWorks have a board that is composed of a majority of “independent directors,” as defined under the NASDAQ rules, and a compensation committee and a nominating committee that are composed entirely of independent directors. Notwithstanding its eligibility for the exemption from these requirements, SecureWorks currently has a majority of independent directors and a compensation committee and a governance and nominating committee composed solely of independent directors. Further, even though SecureWorks is a controlled company, it is required to comply with the rules of the SEC and NASDAQ relating to the membership, qualifications and operations of its Audit Committee, as discussed below.

The NASDAQ rules define a “controlled company” as a company of which more than 50% of the voting power is held by an individual, a group or another company. As of the record date for the annual meeting, Dell Technologies held no shares of our outstanding Class A common stock and, through an indirect wholly-owned subsidiary, held all 70,000,000 outstanding shares of our Class B common stock, which as of that date represented approximately 86.6% of our total outstanding shares of common stock and approximately 98.5% of the combined voting power of both classes of our outstanding common stock. Dell Technologies has advised us that it currently intends to retain ownership of at least 80% of the value and of the combined voting power of both classes of our outstanding common stock in order for Dell Technologies to continue to include SecureWorks in its consolidated group for federal income tax purposes. Dell Technologies is not subject to any contractual obligation to retain any of our common stock.

We are not required to maintain compliance with NASDAQ’s director independence requirements applicable to a listed company that is not a controlled company and may choose to change our Board or committee composition or other arrangements in the future to manage our corporate governance in accordance with the controlled company exemption. If we cease to be a controlled company, we will be required to comply with NASDAQ’s corporate governance requirements applicable to listed companies generally, subject to a phase-in period during the first year after we cease to be a controlled company.

Director Independence – The Board of Directors has affirmatively determined that Ms. Daley, Mr. Hawkins, Mr. McDermott, Mr. Pati and Mr. Whitehurst, constituting five of our eight directors, are independent under the NASDAQ rules and the standards for independent directors established in our Corporate Governance Principles, which incorporate the director independence requirements of the NASDAQ rules. The NASDAQ rules provide that, in order to determine that a director is independent, the Board of Directors must determine that the director has no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, David W. Dorman served as a member of the Board of Directors in Fiscal 2017 from April 2016 to September 2016. During this period, Mr. Dorman also served as a member of the Audit Committee and of the Governance and Nominating Committee. The Board of Directors determined that Mr. Dorman was an independent director as defined under the NASDAQ rules and that Mr. Dorman was independent under Exchange Act Rule 10A-3 and under the NASDAQ standards applicable to the independence of audit committee members.

Board Leadership Structure – Our current leadership structure separates the role of the Chairman of the Board, which is held by Mr. Dell, and the role of the Chief Executive Officer, which is held by Mr. Cote. The Chairman of the Board presides over meetings of the Board of Directors. The Chief Executive Officer has management responsibility for the business and affairs of the Company. The Board of Directors has determined that this separation is appropriate for SecureWorks and our stockholders because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives.

As reflected in our Corporate Governance Principles, the Board observes a number of practices to maintain effective and independent oversight of management, including the following:

•	Executive sessions without management and non-independent directors present are a standing Board agenda item at no fewer than two regular meetings of the Board each year. Executive sessions of the independent directors are held at any time requested by a majority of the independent directors. The agenda for each executive session focuses principally on whether management is performing its responsibilities in a manner consistent with the direction of the Board.

•	The Board regularly meets in executive session with Mr. Cote without other members of management present.

•	All Board committee members are independent directors. The committee chairs have authority to hold executive sessions without management and non-independent directors present.

Board Committees – The Board has established three standing committees which consist of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. These committees assist the Board in discharging its oversight responsibilities. The Board has adopted a written charter for each of the committees. These charters form an integral part of our Corporate Governance Principles. A current copy of each charter can be found on SecureWorks’ website at investors.secureworks.com in the Governance section under Documents & Charters.

The following table shows the current members of the Board of Directors and the committees and classes to which they belong. The table also identifies the directors determined by the Board of Directors to be independent under the NASDAQ rules and our Corporate Governance Principles.

Name	Independent	Director Class	Audit Committee	Compensation Committee	Governance and Nominating Committee
Michael R. Cote		Class I
Pamela Daley	✓	Class II	✓		✓
Michael S. Dell		Class III
Egon Durban		Class II
Mark J. Hawkins	✓	Class III	Chair	✓
William R. McDermott	✓	Class III		✓	Chair
Yagyensh C. (Buno) Pati	✓	Class I	✓		✓
James M. Whitehurst	✓	Class II		Chair

Descriptions of the primary responsibilities of each committee are set forth below.

Audit Committee

The Audit Committee is composed entirely of directors who satisfy the standards of independence for independent directors under the NASDAQ rules as well as additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act and the NASDAQ standards applicable to the independence of audit committee members. The Board of Directors has further determined that Mr. Hawkins meets the financial sophistication requirement for audit committee service under the NASDAQ rules and is an “audit committee financial expert” within the meaning of SEC rules. The Board also has determined that each Audit Committee member meets the financial literacy requirement for audit committee members established under the NASDAQ rules.

The Audit Committee’s primary responsibilities include, among other matters:

•	appointing, retaining, compensating and overseeing the work of our independent registered public accounting firm;

•	reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	overseeing compliance with federal banking laws and regulations applicable to us in connection with the solutions we provide to financial institutions regulated by the member agencies of the Federal Financial Institutions Examination Council, including that agency’s examination of the Company;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	reviewing our accounting and financial reporting policies and practices and accounting controls, as well as compliance with legal and regulatory requirements;

•	reviewing with our management the scope and results of management’s evaluation of our disclosure controls and procedures and management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we file with the SEC; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters, or other ethics or compliance issues.

The Audit Committee also selects, engages and oversees the independent registered public accounting firm and pre-approves all services to be performed by that firm required to be approved by the Company’s policies and SEC rules. Further, in conjunction with the mandatory rotation of the audit firm’s lead engagement partner or partner responsible for reviewing the audit, the Audit Committee and its chair are directly involved in the selection of the independent registered public accounting firm’s new lead engagement partner.

Compensation Committee

Although we are not required to maintain a compensation committee composed solely of independent directors in light of our status as a controlled company under the NASDAQ rules, our Board of Directors has determined that each member of our Compensation Committee is independent under the NASDAQ standards applicable to the independence of compensation committee members.

The Compensation Committee’s primary responsibilities include, among other matters:

•	annually reviewing and approving our executive compensation plans, programs and policies;

•	annually reviewing and recommending all forms of compensation for our chief executive officer for approval by the Board of Directors;

•	annually reviewing and approving all forms of compensation for our other executive officers;

•	evaluating the need for, and provisions of, employment contracts or severance arrangements for our executive officers;

•	acting as administrator of our equity incentive plans;

•	reviewing the compensation of our non-employee directors for service on the Board of Directors and its committees at least once each year and recommending any changes to such compensation to the Board of Directors; and

•	reviewing and discussing with the Board of Directors at least annually our management succession plans, as well as our leadership development strategies and executive retention and diversity strategies.

Subject to applicable legal requirements, the Compensation Committee may delegate authority to undertake any of its responsibilities to a subcommittee consisting of one or more of its members. The committee did not delegate authority to a subcommittee in Fiscal 2017.

The Compensation Committee engaged Frederic W. Cook & Co., Inc., an independent consultant, to perform services for the committee in Fiscal 2017 following our initial public offering, including recommending the amount and form of executive and director compensation. Frederic W. Cook & Co., Inc. was engaged directly by the committee and does not provide services to our management. SecureWorks’ management previously had engaged Mercer (US) Inc. to provide services to the Company in Fiscal 2017, including recommending the amount and form of executive and director compensation in connection with our initial public offering.

Our Chief Executive Officer provides the Compensation Committee with recommendations on the total compensation opportunities for all other executive officers and his views regarding (1) the individual performance of the other executive officers in connection with the committee’s determination of amounts paid under our annual incentive bonus plan and (2) the performance goals used to assess our financial performance under the annual incentive bonus plan.

Governance and Nominating Committee

Although we are not required to maintain a nominating committee composed solely of independent directors in light of our status as a controlled company under the NASDAQ rules, our Board of Directors has determined that each member of our Governance and Nominating Committee is independent under those rules.

The Governance and Nominating Committee’s primary responsibilities include, among other matters:

•	identifying and evaluating potential candidates to be considered for appointment or election to the Board of Directors;

•	making recommendations to the Board of Directors regarding the selection and approval by the Board of nominees to be submitted for election by a stockholder vote;

•	monitoring and reviewing any issues regarding the independence of our non-employee directors or involving potential conflicts of interest affecting any such directors;

•	reviewing the Board committee structure and composition and making recommendations annually to the Board of Directors regarding the appointment of directors to serve as members of each committee;

•	reviewing our Corporate Governance Principles at least annually and recommending any changes to such principles to the Board of Directors;

•	reviewing, overseeing, approving or ratifying any transactions with related persons; and

•	periodically reviewing and approving changes to our Code of Conduct and other policies with respect to legal compliance, conflicts of interest and ethical conduct.

The Governance and Nominating Committee’s policies and processes for identifying, evaluating and selecting director candidates, including candidates recommended by stockholders, are summarized in “Additional Information – Director Nomination Process.”

Compensation Committee Interlocks and Insider Participation – During the portion of Fiscal 2017 beginning with the listing of our Class A common stock on the NASDAQ Global Select Market on April 22, 2016, the Compensation Committee consisted of Messrs. Whitehurst, Hawkins and McDermott. No such member of the Compensation Committee is or has been an officer or employee of SecureWorks. None of SecureWorks’ executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity that has or had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during Fiscal 2017.

Board Risk Oversight – The Board oversees and maintains SecureWorks’ governance and compliance processes and procedures to promote the conduct of SecureWorks’ business in accordance with applicable laws and regulations and with the highest standards of responsibility, ethics and integrity. In this role, the Board is responsible for overseeing the management and mitigation of risks facing the Company. An analysis of strategic and operational risks is presented to the Board in reports submitted on a regular basis by the Chief Executive Officer, the Chief Financial Officer, the General Counsel and the chair of each of the Board’s standing committees. Directors also have complete and open access to all SecureWorks employees and are free to communicate, and do communicate, directly with management.

The Board of Directors discharges its risk oversight responsibilities principally through its committees, including the following specific areas of risk.

•	The Audit Committee is responsible for the oversight of risk policies and risk monitoring and mitigation measures relating to SecureWorks’ financial statements and financial reporting, major IT risk exposures and compliance risk. The Audit Committee reviews and discusses with senior members of management and SecureWorks’ independent registered public accounting firm significant risks to SecureWorks and the steps management has taken or plans to take to minimize or manage such risks. The Audit Committee generally meets in executive session with members of senior management and the independent registered public accounting firm at regular meetings of the committee.

•	The Compensation Committee monitors the risks associated with succession planning and leadership development and with our compensation plans and arrangements. In this role, the Compensation Committee evaluates the effect that SecureWorks’ incentive compensation arrangements may have on risk decisions and reviews the relationship between risk management practices and compensation.

•	The Governance and Nominating Committee monitors the risks related to SecureWorks’ governance structure and process.

Although the Board of Directors is responsible for risk oversight, management is responsible for risk management. SecureWorks seeks to maintain an effective internal control environment and has processes to identify and manage risk, including through a committee that exercises oversight of the various risk monitoring and controls processes across the Company. These include an annual risk assessment process that supports the annual internal audit plan. SecureWorks also maintains and enforces a Code of Conduct, a Code of Ethics for Senior Financial Officers and an ethics and compliance program.

CEO Succession Planning; Leadership Development – The Board of Directors has the responsibility to ensure that the leadership of SecureWorks is meeting the needs of the Company now and can meet those needs in the future. The Board of Directors reviews succession planning for the CEO at least annually. The Board (upon the recommendation of the Compensation Committee, where applicable):

•	maintains a plan to address any unexpected short-term absence of the CEO and identifies candidates who could act as interim CEO in the event of any such unexpected absence; and

•	identifies potential successors to the CEO and, for internal candidates, reviews each candidate’s performance and development plan against the criteria and profile for the CEO role.

The Compensation Committee reviews and (except in the case of the CEO) approves the Company’s management succession plans and leadership development strategies. The CEO reviews the annual performance of each member of the management team with the Compensation Committee, which engages in a discussion with the CEO and the Chief People Officer regarding each team member and the team member’s development.

Meetings and Attendance – During Fiscal 2017, including the portion of the fiscal year before the listing of our Class A common stock on the NASDAQ Global Select Market on April 22, 2016, the full Board of Directors met four times, the Audit Committee met five times, the Compensation Committee met three times, and the Governance and Nominating Committee met once. In Fiscal 2017, each member of the Board of Directors attended at least 75% of the total number of the meetings of the Board of Directors and each applicable Board committee held during the period in which such member served as a director of SecureWorks or as a member of such committee.

Our policy is that each director is encouraged to attend our annual meeting of stockholders each year. This year’s meeting will be our first annual meeting following our initial public offering.

Communications with Directors – Our stockholders may send communications to the Board as a whole, the independent directors as a group, any Board committee or any individual member of the Board. Any stockholder who wishes to send such a communication may obtain the appropriate contact information at SecureWorks_Board_of_Directors@secureworks.com.

In addition, any person who has a concern about SecureWorks’ conduct, accounting, financial reporting, internal controls or auditing matters may communicate that concern directly to our independent directors or to the Audit Committee (through the committee chair). These communications should be sent c/o Global Ethics and Compliance Office to the Corporate Secretary, SecureWorks Corp., One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328, and may be made on a confidential and anonymous basis. All such concerns will be forwarded to the appropriate directors for their review and will be simultaneously reviewed and addressed by the

Global Ethics and Compliance Office or the Office of the Ombuds in the same manner in which other concerns are addressed by our management.

The status of all outstanding concerns addressed to the independent directors or the Audit Committee will be reported to the full Board of Directors on a quarterly basis. The independent directors or the Audit Committee may undertake special action, including the retention of outside advisors or counsel, with respect to any concern addressed to them. Our Code of Conduct prohibits any employee from retaliating or taking any adverse action against any employee or any other person for raising or helping to resolve an integrity concern.

Director Compensation

Our Board of Directors has adopted a compensation policy for our independent directors that we believe will enable us to attract and retain qualified directors, provide them with compensation at a level that is consistent with our compensation objectives and encourage their ownership of our Class A common stock to further the alignment of their interests with the interests of our stockholders. In accordance with the independent director compensation policy, our compensation program for independent directors consists of the following elements:

•	an annual cash retainer of $35,000;

•	an additional annual cash retainer for service as a member (but not chair) of the Audit, Compensation or Governance and Nominating Committee of $10,000, $6,000 or $4,000, respectively;

•	an additional annual cash retainer for service as chair of the Audit, Compensation or Governance and Nominating Committee of $20,000, $12,000 or $8,000, respectively;

•	an initial equity retainer upon the director’s appointment to the Board of Directors, in the form of a nonqualified stock option award under the SecureWorks Corp. 2016 Long-Term Incentive Plan that will be exercisable for $300,000 in value of our Class A common stock (determined as of the grant date), at an exercise price equal to the fair market value per share, and that will vest, subject to the director’s continued service, in three equal annual installments beginning with the first anniversary of the grant date; and

•	an annual equity retainer of $150,000 in each year of service, in the form of a restricted stock unit, or RSU, award under the SecureWorks Corp. 2016 Long-Term Incentive Plan that will vest, subject to the director’s continued service, in full on the first anniversary of the grant date.

All of the equity-based awards to our independent directors are granted under the SecureWorks Corp. 2016 Long-Term Incentive Plan.

In accordance with our independent director compensation policy, each independent director elected to the Board of Directors on April 21, 2016 in connection with our initial public offering received in connection with the election:

•	an initial equity retainer consisting of options to purchase 48,143 shares of Class A common stock at an exercise price per share equal to our initial public offering price of $14.00 per share that vests in three equal annual installments, subject to the director’s continued service; and

•	an initial annual equity retainer consisting of restricted stock units that settle in 13,393 shares of Class A common stock and that vested in full on the first anniversary of the grant date.

Upon his appointment to the Board of Directors on September 7, 2016, Mr. Pati received an initial equity retainer consisting of options to purchase 49,916 shares of Class A common stock at an exercise price per share equal to $13.99 per share that will vest in three equal annual installments, and a pro-rated initial annual equity retainer consisting of restricted stock units that will settle in 8,934 shares of Class A common stock and that will vest in full on the first anniversary of the grant date.

An independent director appointed to the Board of Directors, other than through election at an annual meeting of stockholders, will be awarded a pro-rated portion of each applicable annual retainer (including pro-rated committee service and committee chair fees) and the full amount of the initial equity retainer.

We reimburse our directors for their reasonable expenses incurred in attending meetings of our Board of Directors or committees.

The retainers, fees and grants provided for under our independent director compensation policy may be modified or adjusted from time to time as determined by the Board of Directors on the recommendation of the Compensation Committee.

We also provide our directors with liability insurance coverage for their activities as directors. Our amended and restated bylaws, which we refer to as the SecureWorks Bylaws, provide that our directors are entitled to indemnification and advancement of expenses from us to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with our directors to afford them contractual assurances regarding the scope of their indemnification and to provide procedures for the determination of a director’s right to receive indemnification and to receive reimbursement of expenses as incurred in connection with any related legal proceedings.

The following table sets forth the compensation paid to our independent directors for Fiscal 2017, including a former independent director who served on the Board of Directors during a portion of Fiscal 2017.

Director Compensation for Fiscal 2017

Name	Fees earned or paid in cash ($)	Stock awards (1) (2) ($)	Option awards (2) (3) ($)	Total ($)
Pamela Daley	34,644	187,502	299,998	522,144
David W. Dorman (4)	34,652	187,502	299,998	522,152
Mark J. Hawkins	43,127	187,502	299,998	530,628
William R. McDermott	34,644	187,502	299,998	522,144
Yagyensh C. (Buno) Pati (5)	15,975	124,987	299,995	440,957
James M. Whitehurst	33,232	187,502	299,998	520,732

(1)	Amounts reported in this column reflect the aggregate grant date fair value of each RSU granted to the director during Fiscal 2017, computed in accordance with FASB ASC Topic 718. These awards represent annual equity retainer awards in the form of RSUs that settle in Class A common stock. The assumptions used by us in calculating these amounts are incorporated herein by reference to Note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended February 3, 2017, filed with the SEC on March 29, 2017, which we refer to as our 2017 Form 10-K.
(2)	The table below sets forth the aggregate number of unexercised stock option awards and the aggregate number of unvested stock awards (in the form of RSUs) held by each of our independent directors that were outstanding as of February 3, 2017.

Name	Aggregate number of option awards outstanding at fiscal year end	Aggregate number of stock awards outstanding at fiscal year end
Pamela Daley	48,143	13,393
Mark J. Hawkins	48,143	13,393
William R. McDermott	48,143	13,393
Yagyensh C. (Buno) Pati	49,916	8,934
James M. Whitehurst	48,143	13,393

(3)	Amounts reported in this column reflect the aggregate grant date fair value of each option award granted to the director during Fiscal 2017, computed in accordance with FASB ASC Topic 718. These awards represent initial equity retainer awards in the form of options to purchase Class A common stock. The assumptions used by us in calculating these amounts are incorporated herein by reference to Note 7 to our consolidated financial statements in our 2017 Form 10-K.
(4)	Mr. Dorman resigned from the Board of Directors effective September 7, 2016 and forfeited his outstanding unvested RSUs as well as his unexercised stock options.
(5)	Mr. Pati was appointed to the Board of Directors effective September 7, 2016.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is asking stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP, or PwC, as SecureWorks’ independent registered public accounting firm for Fiscal 2018.

PwC is a registered independent public accounting firm. Although current law, rules and regulations, as well as the Audit Committee’s charter, require SecureWorks’ independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. If the stockholders do not ratify the selection of PwC, the Audit Committee will take the vote into consideration in determining whether to retain PwC and whether to engage the firm in future years, but may continue to retain PwC. If the appointment is ratified by stockholders, the Audit Committee in its discretion nevertheless may change the appointment at any time during the current fiscal year if it determines that a change would be in the best interests of the Company and its stockholders.

The Board unanimously recommends a vote “FOR” the ratification of PwC as SecureWorks’ independent registered public accounting firm for Fiscal 2018.

In addition to retaining PwC to conduct an independent audit of the consolidated financial statements, SecureWorks engages PwC from time to time to perform other permissible non-audit services. The following table sets forth all fees incurred in connection with professional services rendered to SecureWorks by PwC for each of the last two fiscal years.

Independent Registered Public Accounting Firm Fees

Fee Type	Fiscal 2017	Fiscal 2016 (a)
Audit Fees (b)	$1,963,750	$3,107,750
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,963,750	$3,107,750

(a)	Fees billed in Fiscal 2016 were for services rendered before our initial public offering when we were a wholly-owned subsidiary of Dell Inc. Fiscal 2016 fees primarily relate to audit work performed for SecureWorks in connection with the consolidated audit of Dell Technologies Inc. and may not be representative of the fees we would have incurred as a stand-alone company.
(b)	This category includes fees incurred for professional services rendered in connection with the audit of the annual financial statements, for the review of the quarterly financial statements, for the statutory audits of international subsidiaries and for comfort letters and consents issued in connection with our initial public offering.

The Audit Committee pre-approved performance by PwC of the foregoing services that were required to be pre-approved under SEC rules. The Audit Committee has adopted a policy requiring pre-approval by the committee of all services (audit and non-audit) to be provided by SecureWorks’ independent registered public accounting firm, other than a limited exception provided for under SEC rules. In accordance with that policy, the Audit Committee has given its approval for the provision of audit services by PwC for Fiscal 2018, including audit fees, and has also given its approval for up to one year in advance for the provision by PwC of particular categories or types of audit-related, tax and other permitted non-audit services. With respect to circumstances in which the provision of any services is not covered by one of those approvals, the Audit Committee has delegated authority to the chair of the Audit Committee or other designated members of the Audit Committee to pre-approve PwC’s services. Any pre-approvals granted under this delegated authority are then communicated to the full Audit Committee.

Representatives of PwC are expected to be present at our annual meeting and available to respond to appropriate questions, and will have an opportunity to make a statement if they desire to do so.

COMPENSATION OF EXECUTIVE OFFICERS

Fiscal 2017 Summary Compensation Table

The following table summarizes the total compensation paid for the fiscal years indicated by SecureWorks to our principal executive officer, our principal financial officer and a former executive officer, who retired effective February 3, 2017, which was the last day of Fiscal 2017. We refer to these individuals as our named executive officers.

Name and principal position	Year	Salary ($)	Bonus (1) ($)	Stock awards (2) ($)	Option awards (3) ($)	Non-equity incentive plan compensation (4) ($)	All other compensation (5) ($)	Total (6) ($)
Michael R. Cote President and Chief Executive Officer	2017	472,500	—	5,543,683	5,543,683	259,875	24,412	11,844,153
	2016	472,500	1,000,000	—	—	306,159	20,982	1,799,641

R. Wayne Jackson Chief Financial Officer	2017	425,000	—	1,999,998	1,499,955	248,944	16,016	4,189,913
	2016	250,096	1,500,000	—	—	169,417	14,659	1,934,172

Tyler T. Winkler (7) Former Vice President, Global Sales & Marketing	2017	342,189	64,999	1,500,002	1,499,955	—	824,402	4,231,547
	2016	338,296	64,999	—	—	322,958	13,138	739,391

(1)	Amount reported for Fiscal 2017 represents a discretionary bonus payment of $64,999 to Mr. Winkler. Amounts reported for Fiscal 2016 represent a signing bonus of $1,500,000 paid to Mr. Jackson in connection with the commencement of his employment with us on July 1, 2015, as well as discretionary bonus payments of $1,000,000 to Mr. Cote and $64,999 to Mr. Winkler.
(2)	Amounts reported for Fiscal 2017 represent restricted shares of Class A common stock granted in connection with our initial public offering. The assumptions used by us in calculating these amounts are incorporated herein by reference to Note 7 to our consolidated financial statements in our 2017 Form 10-K.
(3)	Amounts reported for Fiscal 2017 represent options to purchase Class A common stock granted in connection with our initial public offering at an exercise price equal to our initial public offering price. The assumptions used by us in calculating these amounts are incorporated herein by reference to Note 7 to our consolidated financial statements in our 2017 Form 10-K.
(4)	Amounts reported for Fiscal 2017 and Fiscal 2016 represent awards earned under the SecureWorks Corp. Amended and Restated Incentive Bonus Plan described below under “– Benefit Plans – SecureWorks Corp. Amended and Restated Incentive Bonus Plan” and, for Mr. Winkler, two non-equity incentive awards earned under the Dell Technologies Inc. 2012 Long-Term Incentive Plan for Fiscal 2016 in the amounts of $33,830 and $86,232.
(5)	The table below shows the components of all other compensation paid to our named executive officers for Fiscal 2017. The amounts shown in the benefit plans column represent the amounts Dell Technologies paid for term life insurance coverage under health and welfare plans. The amount shown in the remote work stipend column represents an allowance for home office set-up and Internet access. In connection with Mr. Winkler’s retirement effective February 3, 2017, our Compensation Committee approved payment to Mr. Winkler of $788,533 in severance, which was paid following Fiscal 2017, as well as the cost of COBRA coverage continuation for up to 12 months (valued at a total of $18,158) and the cost of outplacement services (valued at $2,975).

Name	401(k) matching contribution ($)	Annual physical ($)	Benefit plans ($)	Remote work stipend ($)	Severance benefits ($)	Total ($)
Michael R. Cote	14,159	7,785	2,108	360	—	24,412
R. Wayne Jackson	14,067	—	1,949	—	—	16,016
Tyler T. Winkler	13,926	—	810	—	809,666	824,402

(6)	Before the closing of its going-private transaction in October 2013, Dell Inc. granted restricted stock unit awards to Messrs. Cote and Winkler under the Dell Technologies Inc. 2012 Long-Term Incentive Plan which, in connection with that transaction, were converted into the right to receive cash payments in accordance with the vesting schedule applicable to the restricted stock units. Mr. Cote received a cash payment of $145,470 in Fiscal 2016 and Mr. Winkler received a cash payment of $53,393 in Fiscal 2016 upon the vesting of a portion of such officer’s converted restricted stock unit awards. These amounts are not shown in this Fiscal 2017 Summary Compensation Table.
(7)	Mr. Winkler forfeited his options and shares of restricted stock upon his retirement from SecureWorks effective February 3, 2017.

We were previously an indirect wholly-owned subsidiary of Dell Inc. and Dell’s ultimate parent company, Dell Technologies. As a result, Dell Technologies determined the elements and amounts of the compensation paid to our named executive officers for Fiscal 2016. In connection with our initial public offering, in April 2016, our Board of Directors adopted compensation arrangements for our named executive officers, and our named executive officers thereafter ceased to receive new awards under Dell Technologies’ executive compensation programs, although they continue to participate in certain broad-based benefit plans.

Base Salaries

The amounts reported for Mr. Cote’s Fiscal 2017 salary and Fiscal 2016 salary in the Fiscal 2017 Summary Compensation Table reflect his base salary at an annual rate of $472,500. The amounts reported for Mr. Jackson’s Fiscal 2017 salary and Fiscal 2016 salary reflect his base salary at an annual rate of $425,000, pro-rated for Fiscal 2016 from the commencement of his employment with us on July 1, 2015. The amounts reported for Mr. Winkler’s Fiscal 2017 salary and Fiscal 2016 salary reflect his base salary at an annual rate of $338,296 before July 1, 2016 and $345,000 thereafter.

In general, base salaries for our named executive officers, and any base salary adjustments, are determined by evaluating the responsibilities of the executive’s position, the executive’s experience, and industry practice among our peer companies and other companies with which we compete for executive talent.

Annual Cash Bonuses

In Fiscal 2016 and in Fiscal 2017, Mr. Winkler received bonus payments of $64,999 pursuant to the vesting of the second and third installments of a cash award granted under the Dell Technologies Inc. 2012 Long-Term Incentive Plan. In Fiscal 2016, Mr. Jackson received a signing bonus of $1,500,000 in connection with the commencement of his employment with us on July 1, 2015 and Mr. Cote received a discretionary bonus payment of $1,000,000 for his contributions during Fiscal 2016 to the performance of the business and to the preparation for our initial public offering. Mr. Jackson’s signing bonus is subject to a ratable clawback in the event of his departure from our company before the second anniversary of his employment with us.

Non-Equity Incentive Plan Compensation

In Fiscal 2017 and in Fiscal 2016, each of our named executive officers participated in the SecureWorks Corp. Amended and Restated Incentive Bonus Plan, or the Incentive Bonus Plan, which is an annual cash incentive plan described below under “– Benefit Plans – SecureWorks Corp. Amended and Restated Incentive

Bonus Plan.” Annual awards under the plan for executive officers are determined based on our achievement against corporate-level goals for the relevant fiscal year, subject to modification based on individual performance.

For Fiscal 2017, awards under the Incentive Bonus Plan were based on our achievement of revenue and operating income goals. Mr. Cote’s award was calculated by multiplying his target bonus amount of $259,875 by a corporate modifier of 106.5% and by an individual performance modifier of 100%, resulting in a payment of $276,767. Mr. Jackson’s award was calculated by multiplying his target bonus amount of $233,750 by a corporate modifier of 106.5% and by an individual performance modifier of 100%, resulting in a payment of $248,944. Mr. Winkler, who retired from SecureWorks effective at the end of Fiscal 2017, received no award for Fiscal 2017.

For Fiscal 2016, awards under the Incentive Bonus Plan were based on our achievement of revenue goals. Mr. Cote’s award was calculated by multiplying his target bonus amount of $259,875 by a corporate modifier of 107% and by an individual performance modifier of 110%, resulting in a payment of $306,159. Mr. Jackson’s award was calculated by multiplying his target bonus amount of $137,553 by a corporate modifier of 107% and by an individual performance modifier of 115%, resulting in a payment of $169,417. Mr. Winkler’s award was calculated by multiplying his target bonus amount of $135,318 by a corporate modifier of 107% and by an individual performance modifier of 140%, resulting in a payment of $202,896.

For Fiscal 2016, Mr. Winkler received payments under the Dell Technologies Inc. 2012 Long-Term Incentive Plan. The payments were based on awards earned in Fiscal 2016 and in the preceding fiscal year. Each such earned award was payable in three equal annual installments (conditioned upon Mr. Winkler’s continued employment with SecureWorks) and was determined based on Dell Technologies’ achievement of corporate-level goals relating to revenue and operating income. Based on such achievement in Fiscal 2016, the amount payable to Mr. Winkler for the award earned in Fiscal 2016 was fixed at 50% of the target award amount, or $101,489, and based on such achievement in the preceding fiscal year, the amount payable to Mr. Winkler for the award earned in the preceding fiscal year was fixed at 130% of the target award amount, or $258,696.

Stock and Option Awards

In connection with our initial public offering and in order, among other objectives, to provide our named executive officers with an equity interest in our company that would enhance the alignment of their interests with those of our stockholders, each our named executive officers received grants of restricted shares of Class A common stock as well as grants of options to purchase Class A common stock at an exercise price per share equal to our initial public offering price of $14.00 per share.

On April 22, 2016, in connection with our initial public offering, Mr. Cote received 412,225 restricted shares, Mr. Jackson received 142,857 restricted shares and Mr. Winkler received 107,143 restricted shares. The grant to Mr. Cote vests ratably over a five-year period beginning on the first anniversary of the grant date. The grant to Mr. Jackson vests ratably over a four-year period beginning on the first anniversary of the grant date. Mr. Winkler’s restricted shares were forfeited upon his retirement from SecureWorks effective February 3, 2017.

On April 21, 2016, in connection with our initial public offering, Mr. Cote received options to purchase 889,183 shares, Mr. Jackson received options to purchase 235,842 shares and Mr. Winkler received options to purchase 235,842 shares. The grant to Mr. Cote vests ratably over a five-year period beginning on the first anniversary of the grant date. The grant to Mr. Jackson vests ratably over a four-year period beginning on the first anniversary of the grant date. Mr. Winkler’s options were forfeited upon his retirement from SecureWorks effective February 3, 2017.

Outstanding Equity Awards at End of Fiscal 2017

The following table sets forth information with respect to our named executive officers’ outstanding equity awards as of February 3, 2017.

Name	Option Awards							Stock Awards
	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)		Option exercise price ($)		Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (1)
Michael R. Cote	254,546	(2)	—		13.75	(3)	11/25/2023	—		—
	—		889,183	(4)	14.00		4/21/2026	412,225	(5)	$4,365,463
R. Wayne Jackson	—		235,842	(4)	14.00		4/21/2026	142,857	(5)	$1,512,856
Tyler T. Winkler	—		235,842	(6)	14.00		4/21/2026	107,143	(6)	$1,134,644

(1)	Based on the closing price per share of Class A common stock of $10.59 as of February 3, 2017 as reported on the NASDAQ Global Select Market.
(2)	Shows options to purchase Class C common stock (formerly Series C common stock) of Dell Technologies awarded to Mr. Cote after the completion of Dell Inc.’s going-private transaction in October 2013, as a result of which Dell Inc. became an indirect wholly-owned subsidiary of Dell Technologies. In accordance with the terms of the award agreement, a portion of the option award vests and becomes exercisable upon the achievement of a specified return on the Dell Technologies equity investment measured on specified measurement dates or upon the occurrence of specified events relating to Dell Technologies.
(3)	Dell Technologies’ board of directors determined that the fair market value of a share of Class C common stock as of the grant date was equal to the merger consideration of $13.75 per share of Dell Inc. common stock paid to Dell Inc.’s public stockholders in the going-private transaction.
(4)	Shows shares of Class A common stock subject to option awards. The grant to Mr. Cote vests ratably over a five-year period beginning on the first anniversary of the April 21, 2016 grant date. The grant to Mr. Jackson vests ratably over a four-year period beginning on the first anniversary of the April 21, 2016 grant date.
(5)	Shows shares of Class A common stock subject to restricted share awards. The grant to Mr. Cote vests ratably over a five-year period beginning on the first anniversary of the April 22, 2016 grant date. The grant to Mr. Jackson vests ratably over a four-year period beginning on the first anniversary of the April 22, 2016 grant date.
(6)	Mr. Winkler’s outstanding options and restricted shares were forfeited upon his retirement from SecureWorks effective February 3, 2017. In accordance with their terms, each of these grants was to vest ratably over a four-year period beginning on the first anniversary of their respective grant dates of April 21, 2016 and April 22, 2016.

Benefit Plans

SecureWorks Corp. Amended and Restated Incentive Bonus Plan

Our Compensation Committee has adopted the SecureWorks Corp. Amended and Restated Incentive Bonus Plan, which we refer to as the Incentive Bonus Plan. The Incentive Bonus Plan provides a means for us to reward our executive officers and other eligible employees for helping us to meet or exceed our pre-defined performance goals, for delivering strong individual performance over the course of our fiscal year and for acting in a manner consistent with our mission and values. Annual cash bonuses will be awarded to those eligible employees who are selected to participate during our fiscal year, so long as our company performance goals are achieved at a level sufficient to fund the bonus pool and the eligible employee’s individual performance goals are satisfied.

The Incentive Bonus Plan is administered by the Compensation Committee. Except with respect to determinations and decisions regarding our executive officers, as designated by our Board of Directors, the Compensation Committee may delegate some or all of its authority to our management employees. The Compensation Committee has full power and authority to administer, to make all determinations under, and to interpret all provisions of the Incentive Bonus Plan. For Fiscal 2017, a broad group of our company’s employees, including our named executive officers, were designated by the Compensation Committee to participate in the Incentive Bonus Plan.

SecureWorks Corp. 2016 Long-Term Incentive Plan

Before our initial public offering, our Board of Directors and sole stockholder approved and adopted the SecureWorks Corp. 2016 Long-Term Incentive Plan, which we refer to as the 2016 Plan. In connection with the closing of our initial public offering, we made equity grants under the 2016 Plan to our independent directors, our executive officers and certain employees. We also made equity grants under the 2016 Plan upon a director’s appointment to the Board following the initial public offering. For additional information about our equity grants, see “– Fiscal 2017 Summary Compensation Table – Stock and Option Awards” and “– Equity Awards.”

Retirement Benefits

Our employees, including our named executive officers, currently may participate in the Dell Inc. 401(k) retirement savings plan. Participants receive matching contributions, in which the participant vests immediately, equal to 100% of each participant’s voluntary contributions, up to a maximum of 5% of the participant’s eligible compensation. Participants may invest their contributions and the matching contributions in a variety of investment choices.

Employment Agreements; Severance Arrangements

Employment Agreements

Each of our named executive officers has entered into a standard form of employment agreement with us. This form of employment agreement primarily imposes obligations on the executive to protect our intellectual property and confidential and proprietary information and does not contain provisions regarding compensation or continued employment.

Confidentiality, Non-Solicitation and Non-Competition Agreements

Each of our named executive officers has entered into a confidentiality, non-solicitation and non-competition agreement with us. Under the agreement, if the executive’s employment were terminated by us without cause, we would be required to pay the executive an amount equal to 12 months’ base salary, as severance, subject to specified conditions. The agreement obligates the executive to comply with specified non-competition and non-solicitation obligations for a period of 12 months following the termination of the executive’s employment.

Under the agreement, “cause” is generally defined as any of the following events:

•	a violation of confidentiality obligations;

•	acts resulting in being charged with a criminal offense that constitutes a felony or involves moral turpitude or dishonesty;

•	conduct that constitutes poor performance, gross neglect, insubordination, willful misconduct, or a breach of SecureWorks’ Code of Conduct or a fiduciary duty to SecureWorks or its stockholders; or

•	a determination that the executive violated laws relating to the workplace.

Severance Pay Plan for Executive Employees

Our Compensation Committee has adopted the SecureWorks Corp. Amended and Restated Severance Pay Plan for Executive Employees. The plan generally provides for severance benefits equal to 12 months of base salary, 12 months of subsidized COBRA coverage, six months of executive outplacement services and additional amounts equal to a portion of the value of certain outstanding short-term and long-term incentive awards. Benefits under the plan will be available only in the case of a termination of employment pursuant to a workforce reduction and will be offset by other severance payments.

Equity Awards

Equity grants to our named executive officers under the 2016 Plan consist of a combination of restricted shares of Class A common stock and options to purchase Class A common stock. Generally, the equity grants to our other employees consist of a combination of restricted stock or restricted stock units that will settle in shares of Class A common stock and options to purchase Class A common stock.

Under the 2016 Plan, our Board of Directors has authority to issue awards with provisions that accelerate vesting and exercisability upon a change in control of our company and to amend existing awards to provide for acceleration. The Board of Directors may choose to include such change-in-control acceleration provisions in any awards it may make to our named executive officers. For each of our named executive officers, the vesting of equity awards will be accelerated pursuant to the terms of the applicable award agreements upon an involuntary termination of employment within 12 months following a change in control.

Under the 2016 Plan, “change in control” is generally defined as any of the following events:

•	a transaction or a series of related transactions whereby any person, entity or group (other than Dell Technologies or its affiliates, Michael S. Dell, any entity controlled by Mr. Dell, the Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P. and MSDC Denali EIV, LLC) becomes the beneficial owner of more than 50% of the total voting power of the Company’s common stock;

•	the members of our Board of Directors who, as of April 28, 2016, constituted our Board of Directors, which we refer to as the Incumbent Board (together with any new directors elected or nominated by at least a majority of the members of the Incumbent Board then in office who either were members of the Incumbent Board or whose election or nomination for election was approved by a majority of the members of the Incumbent Board), cease to constitute a majority of the members of the Board of Directors;

•	SecureWorks consolidates with, or merges with or into, any entity, or any entity consolidates with, or merges with or into, SecureWorks, other than any merger or consolidation in which the holders of 100% of SecureWorks’ common stock or other voting capital stock immediately prior to the merger or consolidation, referred to as the Prior Stockholders, own directly or indirectly at least a majority of the voting power of the voting capital stock or other equity interests of the surviving entity in such merger or consolidation immediately after the transaction;

•	a sale, lease or other transfer of all or substantially all of the assets of SecureWorks and its subsidiaries, taken as a whole, to any entity or group (other than SecureWorks or any of its affiliates), other than a sale, lease or other transfer in which the Prior Stockholders own at least a majority of the voting power of the voting capital stock or other equity interests of such entity or group immediately after the transaction; or

•	our stockholders adopt a plan or proposal for the liquidation, winding up or dissolution of SecureWorks.

Under the terms of the applicable stock option agreements and restricted stock award agreements, “involuntary termination” is defined generally as a termination of employment by reason of:

•	the named executive officer’s involuntary dismissal by SecureWorks for reasons other than “cause” (as defined below); or

•	the named executive officer’s voluntary resignation following the occurrence, without consent, of one or more of

•	a material reduction in base salary, target annual or long-term incentive compensation, or health and welfare benefits, subject to exceptions,

•	a demotion of more than one job grade, or

•	a relocation to a principal work location which is more than 50 miles from the named executive officer’s current work location.

Under the terms of such agreements, “cause” is defined generally in the same manner as it is defined for purposes of the confidentiality, non-solicitation and non-competition agreements, as described above.

For additional information about our equity grants, see “– Fiscal 2017 Summary Compensation Table – Stock and Option Awards” and “– Benefit Plans – SecureWorks Corp. 2016 Long-Term Incentive Plan.”

Mr. Cote holds unvested performance-based options to purchase shares of Dell Technologies’ Class C common stock, which were awarded to him after the completion of Dell’s going-private transaction in October 2013. Under the terms of the option award agreements, the vesting of these awards will not accelerate upon a termination of Mr. Cote’s employment or upon a change in control of our company.

Potential Payments Upon Termination of Employment or Change in Control

The following table sets forth the amount of compensation that would become payable to each named executive officer then serving with SecureWorks under existing plans and arrangements if one of the events described in the table had occurred on February 3, 2017, given the named executive officer’s compensation as of such date and, if applicable, based on the amount of outstanding stock-based awards held by the named executive officer as of such date and on the fair market value of the Class A common stock as of such date. These benefits are in addition to benefits available before the occurrence of any termination of employment or change in control of SecureWorks, including then-exercisable stock options, and benefits available generally to salaried employees. In addition, in connection with any actual termination of employment or change-in-control transaction, SecureWorks may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Board of Directors determines appropriate.

The actual amounts that would be paid upon a named executive officer’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Because of the number of factors that affect the nature and amount of any benefits, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the named executive officer’s current position and salary, the amount of stock-based awards held by the named executive officer and the fair market value of the Class A common stock.

The SecureWorks form of confidentiality, non-solicitation and non-competition agreement provides for severance payments in specified circumstances, as described under “– Employment Agreements; Severance Arrangements – Confidentiality, Non-Solicitation and Non-Competition Agreements.” The SecureWorks Corp. Amended and Restated Severance Pay Plan for Executive Employees provides for severance payments in connection with termination without cause pursuant to a workforce reduction, as described under “– Employment Agreements; Severance Arrangements – Severance Pay Plan for Executive Employees.” The stock option agreements and restricted stock award agreements under the 2016 Plan entered into with the named executive officers provide for acceleration of vesting of equity awards in connection with an involuntary termination of employment within 12 months following a change in control, as described under “– Equity Awards.” For information concerning severance payments received by Mr. Winkler in Fiscal 2017 in connection with his retirement from SecureWorks, see “– Fiscal 2017 Summary Compensation Table.”

Name	Severance payment ($)		Value of accelerated equity awards ($)		Medical coverage continuation and outplacement ($)	Total benefits ($)
Michael R. Cote
Termination other than for cause	472,500	(1)	—		—	472,500
Qualified termination following a change in control of our company	472,500	(1)	4,365,463	(2)	—	4,837,963
R. Wayne Jackson
Termination other than for cause	881,882	(3)	—		21,316	903,198
Qualified termination following a change in control of our company	600,313	(4)	1,512,856	(2)	21,316	2,134,485

(1)	Reflects payments under a confidentiality, non-solicitation and non-competition agreement between Mr. Cote and us in the event of a termination of employment without cause.
(2)	Reflects the value of accelerated equity awards in the event of an involuntary termination of employment within 12 months following a change in control of SecureWorks.
(3)	Reflects payments under the SecureWorks Corp. Amended and Restated Severance Pay Plan for Executive Employees, assuming employment is terminated without cause pursuant to a workforce reduction. Payments under this plan include amounts equal to a portion of the value of certain outstanding short-term and long-term equity and non-equity incentive awards. In the event of a termination of employment without cause that is not a qualifying termination under this plan, pursuant to his confidentiality, non-solicitation and non-competition agreement with us, Mr. Jackson would receive as severance an amount equal to 12 months’ base salary ($425,000), subject to specified conditions.
(4)	Reflects payments under the SecureWorks Corp. Amended and Restated Severance Pay Plan for Executive Employees, assuming employment is terminated pursuant to a workforce reduction, after giving effect under the plan to the acceleration of equity awards in the event of an involuntary termination of employment within 12 months following a change in control of SecureWorks. In the event of a termination of employment that is not a qualifying termination under the plan, pursuant to his confidentiality, non-solicitation and non-competition agreement with us, Mr. Jackson would receive as severance an amount equal to 12 months’ base salary ($425,000), subject to specified conditions.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information about our equity compensation plans as of the end of Fiscal 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	4,265,571	(1)	$14.00	(2)	3,677,204	(3)
Equity compensation plans not approved by security holders	—		—		—

Total:	4,265,571		$14.00		3,677,204

(1)	Represents, as of the end of Fiscal 2017, the aggregate number of shares of Class A common stock that were issuable upon the exercise or settlement of 2,578,167 outstanding options and 1,687,404 outstanding RSUs granted under the 2016 Plan.
(2)	Weighted-average exercise prices do not reflect shares issuable in connection with the settlement of RSUs, as RSUs have no exercise price.
(3)	Represents, as of the end of Fiscal 2017, the aggregate number of shares of Class A common stock that were available for future issuance in connection with grants of options, stock appreciation rights, restricted stock, RSUs, deferred stock units, unrestricted stock, dividend equivalent rights and other equity-based awards under the 2016 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents, as of April 24, 2017, except as otherwise indicated below, certain information based on public filings with the SEC and our records regarding the beneficial ownership of our common stock by:

•	each director and director nominee;

•	each executive officer named in the Fiscal 2017 Summary Compensation Table under “Compensation of Executive Officers”;

•	all of our executive officers and directors as a group; and

•	each person known by us to own beneficially more than 5% of the outstanding shares of either class of our common stock.

The SecureWorks Certificate currently authorizes us to issue shares of the following classes of common stock:

•	2,500,000,000 shares of Class A common stock, of which 10,850,137 shares were issued and outstanding as of April 24, 2017; and

•	500,000,000 shares of Class B common stock, of which 70,000,000 shares were issued and outstanding as of April 24, 2017.

The Class A common stock is registered under the Exchange Act and listed on the NASDAQ Global Select Market. The Class B common stock is not registered under the Exchange Act or listed on any securities exchange.

The calculation of beneficial ownership is made in accordance with SEC rules. According to such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. Under these rules, beneficial ownership as of any date includes any shares as to which a person has the right to acquire voting or investment power as of such date or within 60 days thereafter through the exercise of any stock option or other right or the vesting of any RSU, without regard to whether such right expires before the end of such 60-day period or continues thereafter. Under the SecureWorks Certificate, the Class B common stock will automatically convert into Class A common stock on a share-for-share basis in specified circumstances, including at the option of the holder of the Class B common stock. If two or more persons share voting power or investment power with respect to specific securities, all of such persons may be deemed to be beneficial owners of such securities.

The percentage of beneficial ownership as to any person as of April 24, 2017 (except as otherwise indicated below) is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after such date, by the sum of the number of shares outstanding as of April 24, 2017 plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws,

SecureWorks believes that the beneficial owners of the common stock listed below, based on information furnished by such beneficial owners, have sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Number of Shares of Class A Beneficially Owned (1)	Percentage of Shares of Class A Beneficially Owned (1)	Number of Shares of Class B Beneficially Owned (1)	Percentage of Shares of Class B Beneficially Owned (1)	Percentage of Total Voting Power (1)
Principal Stockholders:
Michael S. Dell (2)	70,000,000	86.6%	70,000,000	100%	98.5%
SLP Investment Funds (3)	70,000,000	86.6%	70,000,000	100%	98.5%
Dell Technologies Inc. (4)	70,000,000	86.6%	70,000,000	100%	98.5%
Dell Marketing L.P. (4)	70,000,000	86.6%	70,000,000	100%	98.5%
Centerview Entities (5)	1,741,070	16.0%	—	—	*
Massachusetts Financial Services Company (6)	931,138	8.6%	—	—	*
Masters Capital Management, LLC (7)	1,000,000	9.2%	—	—	*
The Vanguard Group (8)	715,369	6.6%	—	—	*
Wells Fargo Entities (9)	941,034	8.7%	—	—	*
Executive Officers and Directors:
Michael R. Cote (10)	822,837	7.5%	—	—	*
Pamela Daley (11)	118,725	1.1%	—	—	*
Michael S. Dell (2)	70,000,000	86.6%	70,000,000	100%	98.5%
Egon Durban	—	—	—	—	—
Mark J. Hawkins (12)	74,082	*	—	—	*
R. Wayne Jackson (13)	253,029	2.3%	—	—	*
William R. McDermott (14)	118,725	1.1%	—	—	*
Yagyensh C. (Buno) Pati	—	—	—	—	—
James M. Whitehurst (15)	74,082	*	—	—	*
Tyler T. Winkler	—	—	—	—	—
All executive officers and directors as a group (10 persons) (16)	71,461,480	88.0%	70,000,000	100%	98.7%

*	Less than 1%.
(1)	Represents the percentage of Class A common stock and Class B common stock beneficially owned by each stockholder included in the table based on the number of shares of each such class outstanding as of April 24, 2017, as described in the introduction to this table.
(2)	Represents shares of Class B common stock held directly by Dell Marketing L.P. Mr. Dell is the Chairman of the Board and Chief Executive Officer of Dell Technologies and, as of April 24, 2017, was the beneficial owner of Dell Technologies common stock representing a majority of the total voting power of the outstanding shares of all outstanding classes of common stock of Dell Technologies. As a result of the foregoing, Mr. Dell may be deemed to be the beneficial owner of all of the shares of our common stock beneficially owned by Dell Technologies. Shares of Class A common stock shown as beneficially owned by Mr. Dell are issuable upon conversion of the same number of shares of Class B common stock deemed to be beneficially owned by Mr. Dell. Mr. Dell’s address is One Dell Way, Round Rock, Texas 78682.
(3)

Represents shares of Class B common stock held directly by Dell Marketing L.P. The SLP Investment Funds consist of Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P. and SLP Denali Co-Invest, L.P. The SLP Investment Funds have the right, under an agreement with Dell Technologies and other Dell Technologies stockholders, to approve the sale by Dell Technologies or specified subsidiaries of Dell Technologies (including Dell Marketing L.P.) of any shares of our common stock held by them. As a result, the SLP Investment Funds may be deemed to share beneficial ownership of all of the shares of our common stock beneficially owned by Dell Technologies and its specified subsidiaries. The general partner of each of Silver

Lake Partners III, L.P. and Silver Lake Technology Investors III, L.P. is Silver Lake Technology Associates III, L.P., and the general partner of Silver Lake Technology Associates III, L.P. is SLTA III (GP), L.L.C., referred to as SLTA III. The general partner of SLP Denali Co-Invest, L.P. is SLP Denali Co-Invest GP, L.L.C., and the managing member of SLP Denali Co-Invest GP, L.L.C. is Silver Lake Technology Associates III, L.P. The general partner of each of Silver Lake Partners IV, L.P. and Silver Lake Technology Investors IV, L.P. is Silver Lake Technology Associates IV, L.P., and the general partner of Silver Lake Technology Associates IV, L.P. is SLTA IV (GP), L.L.C., referred to as SLTA IV. The managing member of SLTA III and SLTA IV is Silver Lake Group, L.L.C. As such, Silver Lake Group, L.L.C. may be deemed to have beneficial ownership of the securities beneficially owned by the SLP Investment Funds. The managing members of Silver Lake Group, L.L.C. are Michael Bingle, James Davidson, Egon Durban, Kenneth Hao and Gregory Mondre. Shares of Class A common stock shown as beneficially owned by the SLP Investment Funds are issuable upon conversion of the same number of shares of Class B common stock which may be deemed to be beneficially owned by the SLP Investment Funds. The address for each of the SLP Investment Funds and other entities named above is 2775 Sand Hill Road, Suite 100, Menlo Park, California 94025.
(4)	Dell Marketing L.P. is the direct owner and holder of record of all of our outstanding Class B common stock. Dell Marketing L.P. is indirectly wholly owned by Dell Technologies through directly and indirectly held wholly-owned subsidiaries of Dell Technologies, consisting of Denali Intermediate Inc., Dell Inc., Dell International L.L.C. and Dell Marketing Corp. Dell Marketing Corp. directly owns all of the outstanding membership interests of each of Dell Marketing GP L.L.C. and Dell Marketing LP L.L.C. Dell Marketing GP L.L.C. is the sole general partner of, and owns a 1% general partnership interest in, Dell Marketing L.P. Dell Marketing LP L.L.C. is the sole limited partner of, and owns a 99% limited partnership interest in, Dell Marketing L.P. The shares of our common stock beneficially owned by Dell Technologies and directly owned and held of record by Dell Marketing L.P. may be deemed to be beneficially owned by each other direct or indirect wholly-owned subsidiary of Dell Technologies in addition to Dell Marketing L.P. Shares of Class A common stock shown as beneficially owned by Dell Technologies and Dell Marketing L.P. are issuable upon conversion of the same number of shares of Class B common stock beneficially owned by such stockholders. The address of each of the foregoing entities is One Dell Way, Round Rock, Texas 78682.
(5)

The information concerning the Centerview Entities is based on a Schedule 13G filed with the SEC on February 13, 2017. The shares of Class A common stock shown as beneficially owned by the Centerview Entities are beneficially owned by Centerview Capital Technology Fund (Delaware), L.P., or CCTF, Centerview Capital Technology Fund-A (Delaware), L.P., or CCTFA, Centerview Capital Technology Employee Fund, L.P., or CCTE and together with CCTF and CCTFA, referred to as the CCT Funds, Centerview Capital Technology Fund GP (Delaware), L.P., or CCTF GP, and Centerview Technology Ltd., or CCT, referred to collectively as the Centerview Entities. The Centerview Entities are investment funds associated with Centerview Capital Technology, a private investment firm of which Yagyensh C. (Buno) Pati serves as a managing partner. CCTF reports that, as of December 31, 2016, it had shared voting power over 1,216,481 shares of Class A common stock and shared dispositive power over 1,216,481 shares of Class A common stock. CCTFA reports that, as of December 31, 2016, it had shared voting power over 437,536 shares of Class A common stock and shared dispositive power over 437,536 shares of Class A common stock. CCTE reports that, as of December 31, 2016, it had shared voting power over 87,053 shares of Class A common stock and shared dispositive power over 87,053 shares of Class A common stock. CCTF GP reports that, as of December 31, 2016, it had shared voting power over 1,741,070 shares of Class A common stock and shared dispositive power over 1,741,070 shares of Class A common stock. CCT reports that, as of December 31, 2016, it had shared voting power over 1,741,070 shares of Class A common stock and shared dispositive power over 1,741,070 shares of Class A common stock. CCTF GP, in its capacity as the general partner of the CCT Funds, has the ability to direct the decisions regarding the voting or disposition of securities directly held by the CCT Funds. Therefore, CCTF GP may be deemed to share voting and investment power with respect to the shares of Class A common stock held by the CCT Funds. CCT, in its capacity as the general partner of CCTF GP, has the power to direct the decisions of CCTF GP regarding the voting or disposition of securities directly held by the CCT Funds. Therefore, CCT may be deemed to share voting and investment power with respect to the shares of Class A common stock held by the CCT Funds. CCT must consult with and obtain the consent of the investment committee for the CCT Funds (composed of David Dorman, David Handler,

Edwin B. Hooper III, Yagyensh C. (Buno) Pati, Robert Pruzan and David St. Jean) with respect to all matters and decisions related to the investments of the CCT Funds. The address of each of the Centerview Entities is 600 Ramona Street, 2nd Floor, Palo Alto, California 94301.
(6)	The information concerning Massachusetts Financial Services Company, or MFS, is based on a Schedule 13G/A filed with the SEC on February 14, 2017. MFS reports that, as of December 31, 2016, it had sole voting power and sole dispositive power over 931,138 shares of Class A common stock. MFS reports that the shares reported on its Schedule 13G/A are beneficially owned by MFS and/or certain other non-reporting entities. MFS’s address is 111 Huntington Avenue, Boston, Massachusetts 02199.
(7)	The information concerning Masters Capital Management, LLC, or MCM, is based on a Schedule 13G filed with the SEC on February 14, 2017. Each of MCM and Michael Masters, who is the managing member of MCM, reports that, as of December 31, 2016, such reporting person had shared voting power and shared dispositive power over all of the shares shown. Each of MCM and Mr. Masters reports that the shares reported as beneficially owned by such reporting person are owned by advisory clients of MCM and that none of such advisory clients owns more than 5% of the Class A common stock. MCM’s address is 3060 Peachtree Road, Suite 1425, Atlanta, Georgia 30305. Mr. Masters’s address is c/o Masters Capital Management, LLC, 3060 Peachtree Road, Suite 1425, Atlanta, Georgia 30305.
(8)	The information concerning The Vanguard Group is based on a Schedule 13G filed with the SEC on February 13, 2017. The Vanguard Group reports that, as of December 31, 2016, it had sole voting power over 9,155 shares of Class A common stock, sole dispositive power over 706,214 shares of Class A common stock and shared dispositive power over 9,155 shares of Class A common stock. The Vanguard Group reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 9,155 shares as a result of its serving as investment manager of collective trust accounts. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(9)	The information concerning the Wells Fargo Entities is based on a Schedule 13G/A filed with the SEC on April 11, 2017. The Wells Fargo Entities report that the shares of Class A common stock reported as beneficially owned by the Wells Fargo Entities are owned beneficially by Wells Fargo & Company and certain of its subsidiaries, consisting of Wells Fargo Bank, National Association, Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC and Wells Fargo Securities, LLC, referred to collectively as the Wells Fargo Entities. Wells Fargo & Company reports that, as of March 31, 2017, it had sole voting power over 12,285 shares of Class A common stock, shared voting power over 330,707 shares of Class A common stock, sole dispositive power over 12,285 shares of Class A common stock and shared dispositive power over 928,749 shares of Class A common stock. Wells Capital Management Incorporated reports that, as of March 31, 2017, it had shared voting power over 779,457 shares of Class A common stock and shared dispositive power over 928,749 shares of Class A common stock. Wells Fargo Funds Management, LLC reports that, as of March 31, 2017, it had shared voting power over 686,134 shares of Class A common stock and shared dispositive power over 686,134 shares of Class A common stock. Wells Fargo & Company’s address is 420 Montgomery Street, San Francisco, California 94163.
(10)	The shares of Class A common stock shown as beneficially owned by Mr. Cote include 177,836 shares of Class A common stock that Mr. Cote either may acquire upon the exercise of vested stock options or will be able to acquire upon the exercise of options vesting as of or within 60 days of April 24, 2017 and 562,556 restricted shares of Class A common stock which are subject to vesting. Mr. Cote’s address is c/o SecureWorks Corp., One Concourse Parkway NE Suite 500, Atlanta, Georgia 30328.
(11)	The shares of Class A common stock shown as beneficially owned by Ms. Daley include 16,047 shares of Class A common stock that Ms. Daley either may acquire upon the exercise of vested stock options or will be able to acquire upon the exercise of options vesting as of or within 60 days of April 24, 2017 and 13,393 shares of Class A common stock issuable in connection with restricted stock units that have vested or will vest within 60 days of April 24, 2017.
(12)	The shares of Class A common stock shown as beneficially owned by Mr. Hawkins include 16,047 shares of Class A common stock that Mr. Hawkins either may acquire upon the exercise of vested stock options or will be able to acquire upon the exercise of options vesting as of or within 60 days of April 24, 2017 and 13,393 shares of Class A common stock issuable in connection with restricted stock units that have vested or will vest within 60 days of April 24, 2017.

(13)	The shares of Class A common stock shown as beneficially owned by Mr. Jackson include 58,960 shares of Class A common stock that Mr. Jackson either may acquire upon the exercise of vested stock options or will be able to acquire upon the exercise of options vesting as of or within 60 days of April 24, 2017 and 158,355 restricted shares of Class A common stock which are subject to vesting.
(14)	The shares of Class A common stock shown as beneficially owned by Mr. McDermott include 16,047 shares of Class A common stock that Mr. McDermott either may acquire upon the exercise of vested stock options or will be able to acquire upon the exercise of options vesting as of or within 60 days of April 24, 2017 and 13,393 shares of Class A common stock issuable in connection with restricted stock units that have vested or will vest within 60 days of April 24, 2017.
(15)	The shares of Class A common stock shown as beneficially owned by Mr. Whitehurst include 16,047 shares of Class A common stock that Mr. Whitehurst either may acquire upon the exercise of vested stock options or will be able to acquire upon the exercise of options vesting as of or within 60 days of April 24, 2017 and 13,393 shares of Class A common stock issuable in connection with restricted stock units that have vested or will vest within 60 days of April 24, 2017.
(16)	The shares shown as beneficially owned by all executive officers and directors as a group include 300,984 shares of Class A common stock that directors and executive officers either may acquire upon the exercise of vested stock options or will be able to acquire upon the exercise of stock options vesting as of or within 60 days of April 24, 2017, 53,572 shares of Class A common stock issuable to directors in connection with restricted stock units that have vested or will vest within 60 days of April 24, 2017, 720,911 restricted shares of Class A common stock granted in the aggregate to the executive officers under the 2016 Plan, and all of the shares of our outstanding common stock beneficially owned by Mr. Dell. Excluding the shares of our common stock beneficially owned by Mr. Dell, the percentage of shares of Class A common stock beneficially owned by all executive officers and directors as a group is 13.0%, and the percentage of total voting power represented by the shares of Class A common stock beneficially owned by all executive officers and directors as a group is less than 1.0%.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in its oversight of the financial reporting process of SecureWorks Corp. (the “Company”). The Audit Committee’s responsibilities are more fully described in its charter, which is accessible on the Company’s website.

Management has the primary responsibility for the preparation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion thereon.

The Audit Committee reports that it has:

•	reviewed and discussed with the Company’s management the audited consolidated financial statements for the fiscal year ended February 3, 2017;

•	discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB;

•	received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence; and

•	based on the review and discussions referred to in the paragraphs above, recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Mark J. Hawkins, Chair

Pamela Daley

Yagyensh C. (Buno) Pati

ADDITIONAL INFORMATION

Director Nomination Process

Director Qualifications – The Board of Directors has adopted guidelines for qualifications of director candidates, which are described above under “Proposal 1 – Election of Directors – Director Qualifications and Information.” In addition, all candidates must possess the aptitude or experience to understand fully the legal responsibilities of a director and the governance processes of a public company, as well as the personal qualities to be able to make a substantial active contribution to Board deliberations. Further, each candidate must be willing to commit sufficient time to discharge the duties of Board membership and should have sufficient years available for service to make a significant contribution to SecureWorks over time.

Selection and Nomination Process – Whenever a vacancy occurs on the Board of Directors (either because of a newly created director position or a serving director’s death, resignation, retirement, disqualification or removal), and the Board of Directors does not eliminate the vacancy by reducing the size of the Board, the Board will select a person to fill the vacancy. The new director will serve as a director until the annual meeting of stockholders at which the director’s term expires and until the director’s successor is duly elected and qualified or until the director’s earlier death, resignation, retirement, disqualification or removal. The Governance and Nominating Committee will be responsible for identifying one or more candidates to fill the vacancy, evaluating the candidate’s suitability for service on the Board, and, if the candidate is considered suitable, recommending the candidate to the full Board of Directors for appointment. In addition, the Governance and Nominating Committee is responsible for recommending nominees for election or re-election to the Board at each annual meeting of stockholders.

The Governance and Nominating Committee may use any methods it deems appropriate to identify candidates for Board membership, including recommendations from current Board members and recommendations from stockholders. The committee also may engage outside search firms to identify suitable candidates.

The Governance and Nominating Committee may engage in whatever investigation and evaluation processes it deems appropriate, including, in addition to a review of a candidate’s background, characteristics, qualities and qualifications, personal interviews with the candidate.

In formulating its recommendation of a candidate to the Board of Directors, the Governance and Nominating Committee will consider not only the findings and conclusions of its investigation and evaluation process, but also the current composition of the Board, the attributes and qualifications of serving Board members, additional attributes, capabilities or qualifications that should be represented on the Board of Directors, and whether the candidate could provide those additional attributes, capabilities or qualifications. The committee will not recommend any candidate unless that candidate has indicated a willingness to serve as a director and has agreed to comply, if elected, with the expectations and requirements of Board service.

Stockholder Recommendations to the Governance and Nominating Committee – Stockholders of SecureWorks may recommend individuals to the Board of Directors for consideration as director candidates by submitting candidates’ names and appropriate background and biographical information to the Governance and Nominating Committee, c/o Board Liaison, SecureWorks Corp., One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328. Assuming that the appropriate information is provided in a timely manner, the Governance and Nominating Committee, in accordance with the policy set forth in our Corporate Governance Principles, generally will consider these candidates in substantially the same manner as it considers other Board candidates. SecureWorks stockholders also may nominate director candidates by following the advance notice provisions of SecureWorks’ Bylaws as described below under “– Stockholder Proposals for Next Year’s Annual Meeting – Proposal for Consideration at Next Year’s Annual Meeting – Bylaw Provisions.”

Stockholder Nominations – Stockholders who wish to nominate an individual for election as a director, rather than recommending a candidate for nomination by the Board of Directors, must follow the procedures described in the SecureWorks Bylaws. Those procedures are described below under “– Stockholder Proposals for Next Year’s Annual Meeting – Proposal for Consideration at Next Year’s Annual Meeting – Bylaw Provisions.”

Re-Election of Existing Directors – In considering whether to recommend directors who are eligible to stand for re-election, the Governance and Nominating Committee may consider a variety of factors, including a director’s past contributions to the Board of Directors and ability to continue to contribute productively, attendance at Board of Directors and committee meetings and compliance with our Corporate Governance Principles (including satisfying the expectations for individual directors), as well as whether the director continues to possess the attributes, capabilities and qualifications considered necessary or desirable for Board service, the results of the annual Board self-evaluation, the independence of the director and the nature and extent of the director’s non-SecureWorks activities.

Stockholder Proposals for Next Year’s Annual Meeting

Stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the 2018 Annual Meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, or Rule 14a-8. Nominations of persons for election to the Board and other stockholder proposals will be eligible for consideration at the 2018 Annual Meeting without inclusion in the proxy materials in accordance with the SecureWorks Bylaws.

Proposal for Inclusion in Next Year’s Proxy Statement – A stockholder who wishes to present a proposal (other than a nomination of persons for election to the Board of Directors) for inclusion in SecureWorks’ proxy statement for the 2018 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act must deliver the proposal to our principal executive offices no later than the close of business on January 12, 2018. Submissions must be delivered to the Corporate Secretary at SecureWorks Corp., One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328, Attn: Corporate Secretary. The submission by a stockholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC under Rule 14a-8.

Proposal for Consideration at Next Year’s Annual Meeting

•	Bylaw Provisions – In accordance with the SecureWorks Bylaws, a stockholder who desires to present a nomination of persons for election to the Board of Directors or other proposal for consideration at the 2018 Annual Meeting, but not for inclusion in SecureWorks’ proxy statement for the 2018 Annual Meeting, must deliver the proposal to SecureWorks’ principal executive offices no later than 5:00 p.m., Eastern Time, on March 24, 2018 and no earlier than 5:00 p.m., Eastern Time, on February 22, 2018 unless SecureWorks publicly announces a different submission deadline in accordance with the SecureWorks Bylaws.

The submission must contain the information specified in the SecureWorks Bylaws, including but not limited to a description of the proposal and a brief statement of the reasons for the proposal, the name and address of the stockholder (as they appear in SecureWorks’ stock transfer records), the number of SecureWorks shares owned of record and, if the proposal is being made on behalf of a beneficial owner of the Company’s stock, the number of SecureWorks shares owned beneficially by such beneficial owner, and a description of any material financial or other interest that the record stockholder or the beneficial owner may have in the proposal. For additional information about these requirements, see the SecureWorks Bylaws, which we have filed with the SEC. Proposals must be delivered to the Corporate Secretary at SecureWorks Corp., One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328, Attn: Corporate Secretary.

The provisions of the SecureWorks Bylaws concerning notice of proposals by stockholders are not intended to affect any rights of stockholders to seek inclusion of proposals in our proxy statement pursuant to Rule 14a-8.

•	Voting by the Company’s Proxy Holders on Proposals Presented at Meeting – If a stockholder submitting a proposal does not also comply with specified requirements under SEC rules, the individuals named as proxy holders may exercise discretionary voting authority under proxies that the Company solicits on behalf of the Board of Directors to vote in accordance with their discretion on any stockholder proposal that is sought to be presented by a stockholder directly at the 2018 Annual Meeting in accordance with the advance notice provisions of the SecureWorks Bylaws described above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires SecureWorks’ directors and specified officers and persons who beneficially own more than 10% of our Class A common stock to file with the SEC initial reports of ownership and reports of changes in ownership of SecureWorks’ common stock and other equity securities. These reporting persons are required by SEC rules to furnish SecureWorks with copies of all Section 16(a) reports they file. Based solely on a review of Section 16(a) reports furnished to SecureWorks for Fiscal 2017, or written representations that no other reports were required, SecureWorks believes that SecureWorks’ Section  16(a) reporting persons complied with all applicable filing requirements for Fiscal 2017.

Certain Relationships and Related Transactions

For purposes of the following discussion, except as stated otherwise or unless the context indicates otherwise, “Dell Technologies” means Dell Technologies and its subsidiaries (excluding SecureWorks and its subsidiaries), “Dell Inc.” means Dell Inc. and its subsidiaries (excluding SecureWorks and its subsidiaries) and “SecureWorks,” “we,” “us,” or “our company” mean SecureWorks and its subsidiaries.

Policies and Procedures with Respect to Transactions with Related Persons

The Governance and Nominating Committee, in accordance with its charter and with a written policy adopted by the Board of Directors, is charged with the responsibility of reviewing and approving or ratifying any related person transactions. Under our policy, a related person transaction is any transaction, arrangement or relationship in which SecureWorks or any of its subsidiaries is a participant and in which a related person has a direct or indirect material interest within the meaning of Item 404 of the SEC’s Regulation S-K and that would be required to be disclosed by SecureWorks in its SEC filings pursuant to Item 404. For purposes of the policy, a related person is a director (including a director nominee) or executive officer of SecureWorks, a person known by us to be the beneficial owner of more than 5% of any class of our voting securities, or an immediate family member (as defined in Item 404) of any of the foregoing persons.

In determining whether to approve a related person transaction, the Governance and Nominating Committee is required to consider, among other factors, the following factors to the extent relevant to the transaction:

•	whether the terms are fair to SecureWorks or its subsidiary and on the same basis that would apply if the transaction did not involve a related person;

•	whether there are business reasons for SecureWorks or its subsidiary to enter into the transaction;

•	whether a transaction in which a director has a direct or indirect material interest would impair the independence of a non-employee director (including, if applicable, with respect to the director’s capacity as a member of the Compensation Committee or the Audit Committee); and

•	whether the transaction would present an improper conflict of interest for any director or executive officer.

In addition, the policy provides that the Governance and Nominating Committee may not approve or ratify a related person transaction unless the committee has determined that such transaction is in, or is not inconsistent with, the best interests of SecureWorks and its stockholders.

Related persons referred to in the following description of certain transactions include Dell Technologies, Michael S. Dell and the investment funds affiliated with Silver Lake Partners, which we refer to as the SLP investment funds, on the basis of their beneficial ownership of more than 5% of a class of our outstanding common stock, and entities in which such persons have an interest. Mr. Dell also serves as the Chairman of our Board of Directors and as the Chairman of the Board and Chief Executive Officer of Dell Technologies. See “Security Ownership of Certain Beneficial Owners and Management” for information about the beneficial ownership of our outstanding common stock as of April 24, 2017 by each of these persons.

The agreements and arrangements relating to the transactions described below under “– Relationship with Dell Technologies,” as well as some of the other transactions described below, were entered into before April 22, 2016, which was the date on which our Class A common stock was listed on the NASDAQ Global Select Market and the Governance and Nominating Committee composed solely of independent directors was constituted, and before the written policy summarized above became effective. Continuing transactions are subject to periodic review by the Governance and Nominating Committee under that policy.

Relationship with Dell Technologies

During the period since we became a subsidiary of Dell Inc. in 2011, Dell Inc. has provided various corporate services to us in the ordinary course of our business, including finance, tax, human resources, legal, insurance, IT, procurement and facilities-related services. Dell Inc. also has provided us with the services of a number of its executives and employees. The costs of these services currently are governed by the shared services agreement between us and Dell Inc. described under “– Operating and Other Agreements Between Dell Inc. or Dell Technologies and Us – Shared Services Agreement.” The total amount of our payments for services provided under the shared services agreement was $4.4 million for Fiscal 2017.

As a subsidiary of Dell Technologies, we participate in various commercial arrangements with Dell Inc., under which, for example, we provide information security solutions to Dell Inc. or to third-party clients of Dell Inc. in the United States and some international jurisdictions. Our provision of these solutions is governed by our security services customer master services agreement, or master services agreement, with a subsidiary of Dell Inc. that went into effect on August 1, 2015 and is described under “– Operating and Other Agreements Between Dell Inc. or Dell Technologies and Us – Commercial Agreements – Master Services Agreement.” Under the master services agreement, we charge for our solutions at a rate that is intended to approximate arm’s-length pricing. Revenues generated from the sale of solutions under the master services agreement totaled approximately $22.0 million for Fiscal 2017.

We purchase certain enterprise hardware systems from Dell Inc. in order to provide security solutions to our clients. Expenses associated with these transactions are incurred at a rate that is intended to approximate arm’s-length pricing pursuant to our amended and restated master commercial customer agreement, or master commercial customer agreement, with a subsidiary of Dell Inc. that went into effect on August 1, 2015 and is described under “– Operating and Other Agreements Between Dell Inc. or Dell Technologies and Us – Commercial Agreements – Amended and Restated Master Commercial Customer Agreement.” Purchases of systems from Dell Inc. totaled $3.0 million during Fiscal 2017. We also purchase computer equipment for internal use from Dell Inc. These purchases are made at a rate that is intended to approximate arm’s-length pricing pursuant to the master commercial customer agreement. Purchases of computer equipment from Dell Inc. totaled $3.6 million during Fiscal 2017.

We distribute our solutions through a network of Dell Inc. legal entities in each of the non-U.S. markets in which we compete. In connection with our sale of solutions and hardware to Dell Inc. for their resale to their end-user clients, we have entered into an amended and restated reseller agreement, or reseller agreement, with Dell Inc. that went into effect on August 1, 2015 and is described under “– Operating and Other Agreements Between Dell Inc. or Dell Technologies and Us – Commercial Agreements – Amended and Restated Reseller Agreement.”

Revenue generated from our sale of solutions and hardware to Dell Inc. for their resale to their end-user clients under the reseller agreement totaled $39.0 million for Fiscal 2017.

In connection with our initial public offering, we entered into agreements with Dell Inc., wholly-owned subsidiaries of Dell Inc., and Dell Technologies relating to the offering or for the purpose of formalizing our existing and future relationships with these companies after the offering. We have identified such agreements below. The terms of these agreements were primarily determined by Dell Inc. and Dell Technologies, and therefore may not be representative of the terms we could obtain on a stand-alone basis or in negotiations with an unaffiliated third party.

Operating and Other Agreements Between Dell Inc. or Dell Technologies and Us

In connection with our initial public offering, effective as of August 1, 2015, we entered into certain agreements with Dell Inc., wholly-owned subsidiaries of Dell Inc., and Dell Technologies governing various interim or ongoing relationships between us. These agreements include:

•	a shared services agreement;

•	intellectual property agreements;

•	a tax matters agreement;

•	an employee matters agreement;

•	agreements related to real estate matters; and

•	commercial agreements.

The description of the agreements presented below is not complete and is qualified, as applicable, by reference to the specific terms of the agreements, copies of which we have filed with the SEC to the extent required by SEC rules.

Dell Inc. has been a wholly-owned subsidiary of Dell Technologies since the closing of the going-private transaction in October 2013.

Shared Services Agreement – We have entered into a shared services agreement with Dell Inc. under which Dell Inc. provides us with finance, tax, human resources, legal, insurance, IT, procurement and facilities-related services. In addition, we provide various facilities-related services to Dell Inc. employees working out of our leased facilities.

For so long as the shared services agreement is in effect, additional services may be included in the agreement, with the costs, term and level of such additional services to be mutually agreed upon by Dell Inc. and us. If we ask Dell Inc. to provide us with any additional services that Dell Inc. either provided to us before our initial public offering or provides to itself or to any other Dell Inc. subsidiary, the lack of which will have a material effect on the continued operation of our business taken as a whole, Dell Inc. agrees to use commercially reasonable efforts to begin providing the additional services while we and Dell Inc. negotiate the terms of the services.

For the services rendered, we pay fees to Dell Inc. in amounts specified in the shared services agreement. The fees vary with the type of service provided and generally are calculated according to one of the following methodologies:

•	estimated cost to Dell Inc. per annum of providing the service;

•	amount of fees and expenses paid by Dell Inc. for services that Dell Inc. has contracted to be provided by third parties; or

•	amount to be determined at the time services are provided on a project-by-project basis.

The payments we expect to make pursuant to the shared services agreement are not necessarily indicative of, and it is not practical for us to estimate, the level of expenses we might incur in procuring these services from alternative or third-party sources on an arm’s-length basis.

Intellectual Property Agreements – We have entered into an intellectual property contribution agreement with Dell Inc. and specified subsidiaries of Dell Inc. in which Dell Inc., as of August 1, 2015, assigned us all right, title and interest in certain patents, trademarks, copyrights and domain names that we use in our business that were owned by Dell Inc. entities.

Under a trademark license agreement, Dell Inc. has granted us a non-exclusive, royalty-free worldwide license to use the trademark “DELL,” solely in the form of “SECUREWORKS – A DELL COMPANY,” in connection with our business and products, services and advertising and marketing materials related to our business, after our initial public offering. Under the agreement, our use of the “DELL” trademark in connection with any product, service or otherwise is subject to Dell Inc.’s prior review and written approval, which may be revoked at any time. We must immediately cease use of the licensed trademark generally or in connection with any product, services or materials upon Dell Inc.’s written request. The agreement is terminable at will by either party, and we must cease all use of the “DELL” trademark upon any such termination.

Tax Matters Agreement – We have entered into a tax matters agreement with Dell Technologies. The tax matters agreement governs the respective rights, responsibilities and obligations of Dell Technologies and us with respect to tax liabilities and benefits, tax attributes, tax contests, and other matters regarding income taxes, non-income taxes and related tax returns.

In general, under the tax matters agreement:

•	Dell Technologies generally is responsible for any U.S. federal income taxes of the Dell Technologies affiliated group for U.S. federal income tax purposes of which Dell Technologies is the common parent. For tax periods, or portions thereof, beginning after the date of the tax matters agreement in which we or one of our subsidiaries are included in such a group, we are responsible for our portion of such income tax liability (with certain technical adjustments) as if we and our subsidiaries had filed a separate tax return that included only us and our subsidiaries for that period.

•	Dell Technologies generally is responsible for any U.S. state or local income taxes reportable on a consolidated, combined or unitary return that includes Dell Technologies entities other than us or our subsidiaries, on the one hand, and us or one of our subsidiaries, on the other hand. For tax periods, or portions thereof, beginning after the date of the tax matters agreement in which we or one of our subsidiaries are included in such a group, we are responsible for our portion of such income tax liability (with certain technical adjustments) as if we and our subsidiaries had filed a separate tax return that included only us and our subsidiaries for that period.

•	Dell Technologies is responsible for any U.S. state or local income taxes reportable on returns that include only Dell Technologies entities other than us or our subsidiaries, and we are responsible for any U.S. state or local income taxes filed on returns that include only us and our subsidiaries.

•	Dell Technologies will be responsible for any non-U.S. income taxes of Dell Technologies entities other than us, and we are responsible for any non-U.S. income taxes of us and our subsidiaries.

•	We and Dell Technologies each are responsible for any non-income taxes attributable to our respective businesses for all periods, with specified exceptions.

Without the prior written consent of Dell Technologies, we may not issue any capital stock, issue any instrument that is convertible, exercisable or exchangeable into any of our capital stock or which may be deemed to be equity for tax purposes, or take any other action that would be reasonably expected to cause Dell Technologies to beneficially own capital stock in us that, on a fully diluted basis, does not constitute “control” within the meaning of Section 368(c) of the Internal Revenue Code or cause a deconsolidation of us with respect to the Dell Technologies consolidated group.

We are required to indemnify Dell Technologies for any breach by us of the tax matters agreement (including any breach of our obligation not to cause Dell Technologies to lose “control” within the meaning of Section 368(c) of the Internal Revenue Code or cause a deconsolidation). Dell Technologies is required to indemnify us for any breach by Dell Technologies of the tax matters agreement.

Employee Matters Agreement – We have entered into an employee matters agreement with Dell Technologies and Dell Inc. The employee matters agreement addresses the allocation of rights, responsibilities and obligations between us and Dell Technologies with respect to the employment and compensation of, and benefits provided to, our respective employees. The agreement also addresses the treatment of outstanding Dell Inc. equity awards held by employees of our company.

We have continued to employ those individuals who were employees of our company on the effective date of the employee matters agreement, with limited exceptions. In addition, before the completion of our initial public offering, we offered employment to some employees of Dell Technologies (including Dell Inc.) who were providing services to our business. Other employees of Dell Technologies have continued to provide services to our business under the shared services agreement, but have not become our employees. The employee matters agreement permits us and Dell Technologies to agree to the further transfer of employees between us, from time to time.

We are responsible for the compensation and benefit liabilities of those individuals who were employees of our company on the effective date of the employee matters agreement, and we generally are responsible for the compensation and benefit liabilities of those employees who became employed with us in connection with our initial public offering. Dell Technologies is generally liable for the compensation and benefit liabilities incurred by employees while they were employed with Dell Technologies and before they become employed by us, except that we have assumed all unused vacation, holiday and sick days accrued by these employees with Dell Technologies. Dell Technologies is responsible for the compensation and benefit liabilities of those of our employees who became employed with Dell Technologies in connection with our initial public offering attributable to the period of their employment with Dell, except that Dell Technologies has assumed all unused vacation, holiday and sick days accrued by these employees with us. If there is a delay in transferring any employees to our employment, we are required to reimburse Dell Technologies for such employees’ compensation and benefits costs and liabilities, including related employment taxes. We have a similar reimbursement obligation if we assign certain of our employees to temporary employment positions with Dell Technologies in a jurisdiction in which we do not have a legal entity, or if we arrange for Dell Technologies to operate as a reseller of our solutions and Dell Technologies employees are assigned to perform to such services.

We remain a participating employer in the Dell Technologies retirement and welfare benefit plans.

Agreements Related to Real Estate Matters – To comply with regulatory requirements in Romania and India, we have entered into separate leases or subleases with Dell Technologies that govern the terms under which we may use the spaces we share, and will continue to share, with Dell Technologies at properties in those jurisdictions. Payments to Dell Technologies under these leases and sub-leases totaled $424,617 for Fiscal 2017.

Dell Inc. has entered into a guaranty in favor of the landlord under the office lease for our headquarters in Atlanta, Georgia, in which it has agreed to guarantee unconditionally the full and prompt payment and performance of our obligations to the landlord under the lease and any related documents or instruments.

Commercial Agreements – We have entered into the following agreements with respect to existing, ongoing and future commercial arrangements either with Dell Inc. or with clients with whom we have contracted to provide solutions through Dell Inc.

Master Services Agreement. Since the date of our acquisition by Dell Inc. in 2011, we have provided information security solutions from time to time either directly to Dell Inc. or to a Dell Inc. subsidiary, or on Dell Inc.’s behalf to third-party clients with which Dell Inc. has entered into commercial agreements. We have entered into a master services agreement with a subsidiary of Dell Inc. that formalizes the process and terms pursuant to which Dell Inc. purchases information security solutions from us, together with related hardware. The master services agreement governs our provision of these solutions directly to Dell Inc. and Dell Inc.’s subsidiaries as a client, as well as any new engagements in which we provide complex, bundled services and related hardware to third parties on Dell Inc.’s behalf. The type of managed security solutions to be provided to Dell Inc. will be specified in the applicable service order executed or submitted by Dell Inc. under the master services agreement from time to time, and will be priced at a discount to list price. The amount and pricing for any consulting solutions to be provided under the agreement will be set forth in the applicable statement of work.

The term of the master services agreement will continue until all service orders or statements of work have expired or been terminated. Either party may terminate the master services agreement or any service order or statement of work in the event of a material breach by the other party that is not cured within 30 days’ written notice thereof.

Amended and Restated Master Commercial Customer Agreement. We procure certain hardware, software and services from Dell Inc. from time to time. We have entered into an amended and restated master commercial customer agreement with a subsidiary of Dell Inc. (for itself and only those subsidiaries that expressly agree to the terms of the agreement or are otherwise legally bound to such terms) that formalizes the process and terms on which we purchase hardware, software and services. The type and amount of any hardware, software or services that we purchase will be specified in the applicable service schedule or purchase order executed or submitted by us under the master commercial customer agreement from time to time, and will be priced either at a discount to list price or at a margin above the Dell Inc. subsidiary’s cost as specified in the agreement. The pricing terms are generally consistent with the pricing terms Dell Inc. offers to select corporate customers.

Amended and Restated Reseller Agreement. We presently distribute our solutions through a network of Dell Inc. legal entities in each of the non-U.S. markets in which we compete. We have established our own wholly-owned subsidiaries in some of our key non-U.S. markets, and will continue to do so. With respect to all other non-U.S. markets, however, we have entered into an amended and restated reseller agreement with Dell Inc. under which the Dell Inc. legal entities located in the applicable jurisdictions will continue to distribute our solutions. In connection with our sale of solutions and hardware to Dell Inc. for their resale to their end-user clients, we will invoice Dell Inc. an amount equal to Dell Inc.’s reseller-related revenues less a discount. We act as the primary point of contact for clients obtained through the reseller agreement with respect to questions regarding any installation services performed by us, as well as with respect to ongoing maintenance and support for the solutions.

We also have entered into a letter agreement with Dell Inc. that applies to existing agreements between us and Dell Inc. under which either we provide information security solutions and related hardware to a third-party client on Dell Inc.’s behalf or Dell Inc. acts as a reseller of our solutions. The letter agreement provides that we will continue to provide our solutions and related hardware, and Dell Inc. will continue to act as reseller, in accordance with the terms and conditions of our existing agreements with Dell Inc. The pricing terms of existing information security solutions agreements will be revised to reflect the discount to list price specified in the master services agreement.

Revolving Credit Facility

On November 2, 2015, SecureWorks, Inc., our wholly-owned subsidiary, entered into a revolving credit agreement with a subsidiary of Dell Inc. under which we obtained a $30 million senior unsecured revolving credit facility available for a one-year term beginning on April 21, 2016. On March 28, 2017, the maturity date of the facility was extended for an additional one-year term until April 21, 2018. Under the facility, up to

$30 million principal amount of borrowings may be outstanding at any time. The maximum amount of borrowings may be increased by up to an additional $30 million by mutual agreement. The proceeds from loans made under the facility will be used for general corporate purposes. The facility is not guaranteed by us or any of our subsidiaries. Each loan made under the revolving credit facility will accrue interest at an annual rate equal to the applicable London interbank offered rate plus 1.60%. We did not borrow any amounts under the facility during Fiscal 2017 and therefore did not make any interest payments during the fiscal year.

Transactions with EMC and Its Subsidiaries

On September 7, 2016, Dell Technologies completed its acquisition by merger of EMC, which became a wholly-owned subsidiary of Dell Technologies on that date. We are participants in, or otherwise receive benefits under, a number of transactions and arrangements with EMC and its wholly-owned or majority-owned subsidiaries, including VMware, Inc. During the portion of Fiscal 2017 from September 7, 2016 through February 3, 2017, we paid fees or incurred fee obligations to EMC and its subsidiaries of approximately $339,040 for professional, educational, operational and technical services ordered during this period, and paid to EMC and its subsidiaries $4.4 million for purchases of annual maintenance services and hardware systems for internal use.

Note Purchase Agreement

On June 30, 2015, we entered into a note purchase agreement with investors to sell up to $25.0 million in aggregate principal amount of our convertible notes to such investors. We completed the sale of $22.0 million in aggregate principal amount of the convertible notes on August 3, 2015. The investors included certain investment funds affiliated with Centerview Capital Technology, a private investment firm, whose beneficial ownership of our common stock is presented under “Security Ownership of Certain Beneficial Owners and Management” and which collectively purchased $19.5 million of the convertible notes. David Dorman, a founding partner of Centerview Capital Technology, was appointed to our Board of Directors upon the completion of our initial public offering. Mr. Dorman resigned from our Board of Directors effective in September 2016. Yagyensh C. (Buno) Pati, who is also a partner of Centerview, was appointed as a director of the Company by our Board of Directors to replace Mr. Dorman. The other investors were Pamela Daley, William R. McDermott and James M. Whitehurst, who invested $1.0 million, $1.0 million and $0.5 million, respectively, in the convertible notes. On September 14, 2015, we sold an additional convertible note in the principal amount of $0.5 million to Mark J. Hawkins. The terms of the note sold to Mr. Hawkins are identical to those of the notes purchased by the initial investors. Ms. Daley and Messrs. Hawkins, McDermott and Whitehurst were appointed to our Board of Directors upon the completion of our initial public offering.

Each convertible note, by its terms, was to mature five business days before February 3, 2017, unless the maturity date was extended. The convertible notes accrued interest at an annual rate of 5%, all of which was payable on the maturity date. In accordance with the terms of the convertible notes, upon the closing of our initial public offering, the convertible notes automatically converted into 2,008,924 shares of our Class A common stock at a conversion price per share equal to 80% of the initial public offering price of $14.00 per share. No accrued interest converted into Class A common stock upon such automatic conversion.

Registration Rights Agreements

Registration Agreement with Stockholders – In connection with our initial public offering, we entered into a registration rights agreement with Dell Marketing, Michael S. Dell, the Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC and the SLP investment funds in which we agreed to grant them and their respective permitted transferees specified demand and piggyback registration rights with respect to the shares of our Class A common stock (including shares issuable upon any conversion of Class B common stock) and shares of our Class B common stock held by them from time to time. As of the record date for this annual meeting, no outstanding shares of Class A common stock and all 70,000,000 outstanding shares of Class B common stock are entitled to such registration rights, which represented approximately 86.6% of our outstanding shares as of that date.

The eligible stockholders have the right to require us from time to time to use our reasonable best efforts to effect up to a total of five registrations of the shares of our Class A common stock and Class B common stock held by them at any time when we are not eligible to file registration statements with the SEC on Form S-3 and to effect an unlimited number of such registrations at any time when we are eligible to file registration statements with the SEC on Form S-3. In addition, if we propose to register any of our equity securities for public sale, except in specified circumstances, we are required to give the eligible stockholders the right to include shares of our Class A common stock and Class B common stock in the registration. The registration rights are subject to customary notice requirements, timing restrictions and volume limitations that may be imposed by the underwriters of an offering.

Registration Agreement with Convertible Note Investors – We have entered into a registration rights agreement with the investors in our convertible notes offering in which we have granted to such investors and their permitted transferees shelf and piggyback registration rights with respect to the shares of our Class A common stock issued upon the conversion of the convertible notes, as described under “– Note Purchase Agreement.” As of the record date for this annual meeting, 2,008,924 outstanding shares of Class A common stock are entitled to such registration rights, which represented approximately 2.5% of our outstanding shares as of that date. Subject to the restrictions on transfer under the note purchase agreement, the eligible stockholders have the right to require us to use our commercially reasonable efforts to file with the SEC and maintain effective for three years a shelf registration statement for the sale from time to time by them of their shares of our Class A common stock. In addition, if we propose to register any of our equity securities for public sale, except in specified circumstances, we are required to give the eligible stockholders the right to include shares of our Class A common stock in the registration. The registration rights are subject to customary notice requirements, timing restrictions and volume limitations that may be imposed by the underwriters of an offering.

Other Transactions with Related Persons

In Fiscal 2017 we sold services to DFI Resources, LLC, an entity affiliated with Mr. Dell, in the total amount of $212,368.

Indemnification

Under the SecureWorks Certificate and the SecureWorks Bylaws, SecureWorks’ directors and executive officers, including the named executive officers, are entitled to indemnification and advancement of expenses from SecureWorks to the fullest extent permitted by Delaware corporate law. We have entered into indemnification agreements with each of our directors and executive officers which establish processes for indemnification claims. For information regarding our indemnification agreements with our directors, see “Proposal 1 – Election of Directors – Director Compensation.”

Code of Ethics for Senior Financial Officers

SecureWorks maintains a Code of Ethics for Senior Financial Officers that is applicable to our President and Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer and is available on SecureWorks’ website at investors.secureworks.com in the Governance section under Documents & Charters. The Code of Ethics for Senior Financial Officers, which satisfies the requirements of a “code of ethics” under SEC rules, addresses matters specific to those senior financial positions in the Company, including responsibility for the disclosures made in our filings with the SEC, reporting obligations with respect to certain matters and a general obligation to promote honest and ethical conduct within the Company. The President and Chief

Executive Officer, the Chief Financial Officer and the Chief Accounting Officer are also required to comply with our Code of Conduct. SecureWorks will post any waivers of, or amendments to, the Code of Ethics for Senior Financial Officers on its website at investors.secureworks.com in the Governance section in the circumstances and within the time period required under SEC rules.

In addition, SecureWorks maintains a Code of Conduct (entitled “How We Win”) that is applicable to all of our employees and officers worldwide and to our Board of Directors. The Code of Conduct contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of the Code of Conduct is posted on SecureWorks’ website at investors.secureworks.com in the Governance section under Documents & Charters.

Stockholders Sharing the Same Last Name and Address

Only one copy of the proxy statement and annual report to stockholders or Notice of Internet Availability of Proxy Materials for the 2017 Annual Meeting is being sent to stockholders who share the same last name and address, unless they have notified SecureWorks that they want to continue receiving multiple packages. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and help reduce printing and mailing costs.

If you received a householded mailing this year and would like to receive a separate copy of the proxy materials, SecureWorks will deliver a copy promptly upon your oral or written request made to SecureWorks in one of the following ways:

•	E-mail SecureWorks’ Investor Relations department at investorrelations@secureworks.com

•	Send your request by mail to SecureWorks Corp., Investor Relations, One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328

•	Call SecureWorks’ Investor Relations department at (404) 639-9191

You also may download a copy of any of these materials on our website at investors.secureworks.com and at www.proxyvote.com.

To opt out of householding for future distributions of proxy materials, you may notify SecureWorks using the contacts for the Investor Relations department provided above.

If you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may notify SecureWorks of your preference using the contacts for the Investor Relations department provided above.

Householding for banks, brokerage firms or other nominee accounts is limited to accounts within the same brokerage firm or other nominee. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing SecureWorks stock at two different brokerage firms, your household will receive two copies of the proxy materials, one from each brokerage firm. If you are a beneficial owner, you may request information about householding from your bank, brokerage firm or other nominee.

Availability of Annual Report on Form 10-K

This proxy statement is accompanied by our Annual Report on Form 10-K for the fiscal year ended February 3, 2017. The Annual Report on Form 10-K is available without exhibits at investors.secureworks.com and with exhibits at the website maintained by the SEC at www.sec.gov. You may obtain, free of charge, a printed version of the Annual Report on Form 10-K without exhibits upon request to SecureWorks in one of the following ways:

•	E-mail SecureWorks’ Investor Relations department at investorrelations@secureworks.com

•	Send your request by mail to SecureWorks Corp., Investor Relations, One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328

•	Call SecureWorks’ Investor Relations department at (404) 639-9191

Other Matters

To the extent that this proxy statement is incorporated by reference into any other filing by SecureWorks under the Securities Act of 1933 or the Exchange Act, the section of this proxy statement entitled “Report of the Audit Committee,” to the extent permitted by the rules of the SEC, will not be deemed incorporated in such a filing, unless specifically provided otherwise in the filing. In addition, such section will not be deemed to be soliciting material.

Except as stated otherwise, all website addresses contained in this proxy statement are intended to be inactive, textual references only. The information on, or accessible through, any website (including the SecureWorks website) identified in this proxy statement is not a part of, and is not incorporated by reference into, this proxy statement.

TO OUR STOCKHOLDERS:

We are SecureWorks. We deliver cybersecurity solutions to nearly 4,400 clients in 61 countries to identify, detect, respond and prevent security threats. We harness the power of our proprietary SecureWorks Counter Threat PlatformTM (CTP) and leverage the threat intelligence we have amassed over 17 years from the visibility we have into the threat activity our clients face around the globe. Our artificial and human intelligence combine to help organizations fortify their cyber defenses to prevent security breaches, detect malicious activity in real time, prioritize and respond rapidly to security incidents and predict emerging threats.

The accelerating digital revolution has affected every aspect of our lives and businesses. The same technologies designed to remove geographic barriers and increase efficiency are being used by some to cause harm and disruption. Organizations in every industry and geography have fought back by investing in information security solutions of all kinds. From network to endpoint, there is no shortage of solution alternatives. However, despite all this effort and investment organizations remain exposed and vulnerable.

This environment creates a tremendous opportunity for SecureWorks. Our technology leadership and our singular focus on cybersecurity uniquely position us as a trusted partner to our clients, regardless of their security ecosystem. We integrate seamlessly within their environments and help unify and simplify their security posture.

Fiscal 2017 was a pivotal year for SecureWorks. We spent our first year as a public company building upon the people, processes and technology platform that we have developed over our history. We made investments to position the company for growth. Most importantly, we kept our daily commitment to protect our clients.

Industry Recognition: We achieved placement in the “Leaders” quadrant of Gartner Inc.’s most recent Magic Quadrant for Managed Security Services Providers (MSSPs), Worldwide report1. This marks the ninth time SecureWorks has received this recognition for our ability to execute and our completeness of vision.

We also attained Amazon Web Services (AWS) Advanced Technology Partner status in the AWS Partner Network (APN), the highest status an APN Technology Partner can receive. This designation demonstrates our continued commitment to bring additional layers of security to clients seeking to embrace the power of the cloud through AWS.

Technology: Our core technology, the CTP, is a vendor-agnostic, data analytics engine that ingests system data, and leverages advanced analytics and applied intelligence, global threat visibility, threat intelligence and historical attack data. We are continuously making investments in the CTP, to make it smarter and more efficient with every iteration.

The CTP processes up to 230 billion events daily, an increase of almost 45% over last fiscal year, with no commensurate headcount increase in our global security operations centers. The CTP analyzes 99.9% of client data events without any human intervention. This equation demonstrates the powerful scalability of our platform.

In fiscal 2017, we launched our proprietary Advanced Endpoint Threat Detection (AETD) Red CloakTM, a fully managed Software as a Service (SaaS) endpoint detection solution, which we first developed during targeted threat hunting engagements. AETD Red Cloak reduces the time to detect a compromise and the effort to respond to a breach. Demand for AETD Red Cloak has been very favorable since launch, and we anticipate this demand to continue.

In addition, this year, we expanded the capabilities of the CTP to provide security monitoring of client applications and data being hosted in AWS. With this capability, SecureWorks established its solutions as environment-agnostic by offering comprehensive security solutions for on-premises environments and in the cloud, enabling organizations to pursue hybrid environments with confidence. We also previewed a new solution within our Cloud Guardian™ portfolio: Cloud Security Configuration Management. This SaaS-based product helps clients implement security policy and cloud security best practices for their workloads running on AWS. We look forward to adding to our cloud offerings this coming year.

[1]	Gartner Magic Quadrant for Managed Security Services, Worldwide, Toby Bussa, Kelly M. Kavanagh, Sid Deshpande, January 26, 2017. See “Gartner Disclaimer” on the last page.

Talent: We employ an elite group of engineers, threat researcher
s, security consultants, incident responders and security analysts who collectively make our clients safer in a digitally connected world.

Our Counter Threat UnitTM (CTU™) research team, which includes some of the world’s most highly regarded researchers, sets us apart from other companies in the cybersecurity space. Our CTU team analyzes threat data across our global client base and actively monitors the cyber threat landscape to provide a globalized view of emerging threats, zero-day vulnerabilities, and the evolving tactics, techniques, and procedures of advanced threat actors. The CTU’s relentless dedication to identifying new threats means our clients benefit from an early warning backed by meaningful, actionable intelligence. It is this threat intelligence that unleashes the power of the CTP and the security solutions we provide.

Following the retirement of our sales and marketing leader in late fiscal 2017, we added two information-technology industry veterans to our executive team – a Chief Marketing Officer (CMO) and a Chief Revenue Officer (CRO). Since taking over the role, our CRO has added several key sales leadership roles to his team. Together, their experience and expertise will be instrumental as we implement an integrated, client-focused marketing program with a scalable global sales process focused on both small and medium-sized businesses as well as large, global enterprises.

Thought Leadership: Whenever cybersecurity is the topic, the media seeks the expertise and vision from our cadre of security professionals. Top-tier publications consistently source knowledge and insight from our employees – from the Democratic National Committee e-mail compromise, to the pervasiveness of ransomware attacks, to the bust-up of West African cyber theft rings. In addition, SecureWorks’ research released at both the Black Hat and RSA security conferences generated global syndication that further cements our forward-thinking leadership position in cybersecurity.

We published our third Annual Underground Hacker Markets Report. Participants in illicit markets monetize every piece of financial data they obtain, and our security experts observed thriving markets on the dark web. With vigilance and dedication, we monitor these activities and share our knowledge so the business community can better understand the motives of active threat actors.

Earlier this year, SecureWorks released its Cybersecurity Threat Insights Report for Leaders, sharing key findings and observations from over 160 incident response engagements last year. Written for boards and executives, our report provided valuable observations and data points as they navigate their security investment strategies.

Financial Results:2,3 In fiscal 2017, revenue increased by 26.5% to $429.5 million (up 26% over last year to $430.4 million on a non-GAAP basis). Scale in our delivery model helped our gross margin expand 460 basis points for the year to 50.5% (up 210 basis points to 53.9% on a non-GAAP basis), and combined with diligent operating cost management, led to a narrowing of our net loss per share to $0.49 ($0.19 on a non-GAAP basis). We ended the year with two consecutive quarters of positive cash flow from operations, and fourth quarter positive adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA).

Our leading indicator of revenue is a metric we call Monthly Recurring Revenue (MRR).

Throughout fiscal 2017, MRR grew from $28.6 million to $31.6 million. The growth of MRR over the prior year decelerated as we saw elongated sales cycles with large deals, and experienced sales challenges in our North American Enterprise team.

We are confident that the changes we have made in our North American Enterprise sales organization, and the simplified sales methodology we have rolled out globally, will raise productivity and accelerate sales momentum.

Our first year as a public company was a good year in many ways. While we have more work to do, I am confident we have an exceptional team of passionate people and the right technology solutions to lead us into the future.

On behalf of all of us at SecureWorks, thank you for your support as stockholders.

Michael R. Cote, Chief Executive Officer

[2]	Fiscal 2017 included 53 weeks with the additional week included in the fourth quarter. Fiscal 2016 included 52 weeks.
[3]	Please refer to non-GAAP reconciliations on the following page.

Non-GAAP Financial Measures: The document presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing non-GAAP financial measures to the most directly comparable GAAP financial measure is provided below for each of the periods indicated.

SECUREWORKS CORP.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Fiscal Years Ended
	February 3, 2017	January 29, 2016

GAAP revenue	$429,502	$339,522
Impact of purchase accounting	884	2,769

Non-GAAP revenue	$430,386	$342,291

GAAP net loss per share	$(0.49)	$(1.03)
Amortization of intangibles	0.36	0.40
Impact of purchase accounting	0.03	0.05
Stock-based compensation expense	0.11	0.01
Other	0.01	0.20
Aggregate adjustment for income taxes	(0.21)	(0.25)

Non-GAAP net income loss per share *	$(0.19)	$(0.62)

Percentage of Total Net Revenue
GAAP gross margin	50.5%	45.9%
Non-GAAP adjustment	3.4%	5.9%

Non-GAAP gross margin	53.9%	51.8%

Three
Months
Ended
February 3,
2017
GAAP net loss	$(6,817)
Interest and other, net	(153)
Income tax benefit	(5,093)
Depreciation and amortization	10,177
Stock-based compensation expense	2,494
Impact of purchase accounting	221
Other	—

Adjusted EBITDA	$829

*	Sum of reconciling items may differ from total due to rounding of individual components

Gartner Disclaimer: The Gartner Report(s) described herein, (the “Gartner Report(s)”) represent(s) research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. (“Gartner”), and are not representations of fact. Each Gartner Report speaks as of its original publication date (and not as of the date of this Stockholder letter) and the opinions expressed in the Gartner Report(s) are subject to change without notice.

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

SECUREWORKS CORP. ONE CONCOURSE PARKWAY NE, SUITE 500 ATLANTA, GEORGIA 30328

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Wednesday, June 21, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SCWX2017
You may attend the Meeting on Thursday, June 22, 2017, at 1:00 p.m. Eastern Time via the Internet at www.virtualshareholdermeeting.com/SCWX2017 and vote during the Meeting using the 16-digit control number provided.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Wednesday, June 21, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	E29904-P86118	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SECUREWORKS CORP.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR each of the nominees listed under Proposal 1: 1. Election of two Class I Directors	☐	☐	☐

Nominees:

To be elected for terms expiring in 2020:

01) Michael R. Cote
02) Yagyensh C. (Buno) Pati

The Board of Directors recommends that you vote FOR Proposal 2:	For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as SecureWorks Corp.’s independent registered public accounting firm for fiscal year ending February 2, 2018.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

NOTE: Please sign as name appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, or in any other representative capacity, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

To Be Held on June 22, 2017:

The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report on

Form 10-K are available at investors.secureworks.com and www.proxyvote.com.

– – – –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– –– ––– –– –– –– — — — —
E29905-P86118

CLASS A COMMON STOCK PROXY

SecureWorks Corp.

Annual Meeting of Stockholders

June 22, 2017, 1:00 p.m. Eastern Time

To be held at www.virtualshareholdermeeting.com/SCWX2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF SECUREWORKS CORP.

The undersigned hereby appoints Michael R. Cote, George B. Hanna and R. Wayne Jackson, and each of them, with power to act without the other and with power of substitution, as proxies and attorney-in-fact and hereby authorizes them to represent and vote, as provided on the other side of this form, all the shares of SecureWorks Corp. Class A Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on June 22, 2017 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/ Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the other side)

V.1.2